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                                                               EXECUTION VERSION

                       MASTER LOAN AND SECURITY AGREEMENT

         THIS MASTER LOAN AND SECURITY AGREEMENT (this "Loan Agreement"), dated as of October 14, 2003, between ABFS WAREHOUSE TRUST 2003-2, a Delaware statutory trust (the "Borrower") and CHRYSALIS WAREHOUSE FUNDING, LLC, a Delaware limited liability company (the "Lender").

                                    RECITALS

         The Company (as defined herein) formed Trust 2003-1 (as defined herein). Subsequently, (i) ABFS Consolidated (as defined herein) transferred IOS and ABC, ABMS, Upland (all as defined herein) transferred certain Mortgage Loans (as defined herein) to Trust 2003-1, and (ii) the Company has withdrawn as a depositor to Trust 2003-1. The Borrower wishes to obtain financing from the Lender from time to time to provide interim funding for the Borrower's acquisition of the Mortgage Loans from Trust 2003-1. In order to induce the Lender to provide such financing, Trust 2003-1 has conveyed the Mortgage Loans to the Borrower.

         The Lender has agreed, subject to the terms and conditions of this Loan Agreement, to provide such financing to the Borrower, with a portion of the payments on the Mortgage Loans, and a portion of the proceeds of any permitted whole loan sales thereof, together with other funds of the Borrower, if necessary, being used to repay any Advances made hereunder as more particularly described herein.

         Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Definitions and Accounting Matters.

         1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

         "2001-2 Certificates" means (a) Class R Certificate, No. R-1, issued by ABFS Mortgage Loan Trust 2001-2, and (b) Class X Certificate, No. X-1, issued by ABFS Mortgage Loan Trust 2001-2.

         "2003-1 Administration Agreement" means the Administration Agreement, dated as of October 14, 2003, between Trust 2003-1 and ABC.

         "2003-1 Trust Agreement" means that certain Trust Agreement, dated as of September 26, 2003, between ABFS Consolidated and the Approved Mortgage Originators, as depositors, Wilmington Trust Company, as owner trustee, and the Company, as indemnitor, whereby Trust 2003-1 was created, as amended and restated by the Amended and Restated Trust Agreement dated as of October 14, 2003.

         "2003-2 Administration Agreement" means the Administration Agreement, dated as of October 14, 2003, between the Borrower and ABC.


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         "2003-2 Trust Agreement" means that certain Trust Agreement, dated as of October 14, 2003, between Trust 2003-1, as depositor, and Wilmington Trust Company, as owner trustee, whereby the Borrower was created.

         "ABC" means American Business Credit, Inc., a Pennsylvania corporation.

         "ABFS Consolidated" means ABFS Consolidated Holdings, Inc.

         "ABMS" means American Business Mortgage Services, Inc. fka New Jersey Mortgage and Investment Corp. a New Jersey corporation.

         "Accepted Servicing Practices" means, with respect to any Mortgage Loan, accepted and prudent mortgage servicing practices (including practices regarding reconciliation of bank accounts, processing of mortgage payments, processing of disbursements for tax and insurance payments, maintenance of mortgage loan records, performance of collection efforts including disposition of delinquent loans, foreclosure activities and disposition of real estate owned and performance of investor accounting and reporting processes) of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and in a manner at least equal in quality to the servicing that ABC provided from the period of January 1, 2003 through July 31, 2003 to mortgage loans which it owned in its own servicing portfolio during such period.

         "Administration Agreements" means (a) 2003-1 Administration Agreement, and (b) the 2003-2 Administration Agreement.

         "Administrator" means ABC.

         "Advance" shall have the meaning specified in Section 2.01(a) hereof.

         "Advance and Disbursement Account" means account numbers 230329780 and 230329802 of Lender maintained with JPMorgan.

         "Advance and Disbursement Control Agreement" means that certain control agreement, dated October 14, 2003, by and among Lender, Pledgee Lender, and JPMorgan.

         "Advance and Collateral Agreement" shall mean that certain Advance and Collateral Control Agreement, dated October 14, 2003, among the Lender, Clearwing, and the Pledgee Lender regarding the Advance and Disbursement Account.

         "Affiliate" means, with respect to any Person, any other Person which
(i) directly or indirectly, controls, is controlled by, or is under common control with, such Person, or (ii) is a depositor or indemnitor of such Person (if such Person is a trust). For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

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         "ALTA" means the American Land Title Association.

         "Applicable Collateral Percentage" means, with respect to an Eligible Mortgage Loan,

         (i) for the first 90 days following the date such Eligible Mortgage Loan first becomes subject to the terms of this Loan Agreement, the following percentages of the unpaid principal balance thereof, in each case reduced by any applicable Delinquency Adjustment:

              (a) if the loan has a FICO score of 640 or greater, 97%;

              (b) if the loan has a FICO score greater than 599 but less than
                  640, 95%;

              (c) if the loan has a FICO score greater than 549 but less than
                  600, 93%;

              (d) if the loan has a FICO score greater than 519 but less than
                  550, 89%; and

              (e) if the loan has a FICO score less than 520 or no FICO score,
                  0%; and

         (ii) for any period thereafter, the percentage derived in (a) through
(e) above (as reduced by any applicable Delinquency Adjustment) reduced by 500 basis points (5.0%) per month following such 90-day period, subject to a maximum reduction of 1000 basis points (10.0%) in respect of any Eligible Mortgage Loan less than 30 days delinquent.

         For example, the Applicable Collateral Percentage for a Mortgage Loan
(1) with a FICO score of 550, (2) that is 60 days delinquent (delinquent with respect to a Monthly Payment on the date of the second scheduled related Monthly Payment becoming due) and therefore subject to a Delinquency Adjustment, and (3) that has been subject to this Loan Agreement for 100 days, shall be 68% (and such Mortgage Loan shall cease to be an Eligible Mortgage Loan if it remains delinquent for another two months).

         "Applicable Margin" means 2.50% per annum.

         "Appraised Value" means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

         "Approved Mortgage Originators" means third-party mortgage loan origination companies that are approved by the Lender in writing from time to time. The initial Approved Mortgage Originators are the Persons listed on Schedule A-1. In the event that an Insolvency Proceeding is commenced by or against any such Approved Mortgage Originator, such Person shall no longer be an Approved Mortgage Originator from and after the date that such Insolvency Proceeding is commenced.

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         "Approved Mortgage Purchasers" third-party purchasers of mortgage loans that are approved by the Lender in writing from time to time. The initial Approved Mortgage Purchasers are the Persons listed on Schedule A-2. In the event that an Insolvency Proceeding is commenced by or against any such Approved Mortgage Purchaser, such Person shall no longer be an Approved Mortgage
Purchaser from and after the date that such Insolvency Proceeding is commenced.

         "Approved Purchase Agreements" means those agreements approved in writing by Lender as an "Approved Purchase Agreement" hereunder.

         "Approved Purchase Program" means the Bank Alliance Program and such other programs as may hereafter be approved in writing by Lender as an "Approved Purchase Program" hereunder.

         "Approved Underwriting Guidelines" means the underwriting guidelines of
(a) Approved Mortgage Purchasers, or (b) Approved Mortgage Originators, in each case as approved in writing by the Lender. The underwriting guidelines attached as Schedule A-3 hereto have been approved by the Lender.

         "APA Assignment" means each APA Assignment executed by the applicable parties in substantially the form attached to the Asset Purchase Agreements as Exhibit A thereto.

         "Asset Purchase Agreements" means the Initial Asset Purchase Agreement and the Subsequent Asset Purchase Agreement.

         "Assignment of Mortgage" means, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment and pledge of the Mortgage.

         "Attorney Bailee Letter" shall have the meaning assigned to such term in the Custodial Agreement.

         "Availability" means, as of any date of determination, the amount that the Borrower is entitled to borrow as Advances hereunder (after giving effect to all then outstanding Advances, interest thereon, fees, and expenses and all sublimits and reserves then applicable hereunder).

         "Back-Up Servicer" means Countrywide Home Loans Servicing LP or any other Person who is (a) party to the Servicing Agreement as a Back-Up Servicer and (b) approved in writing as a Back-Up Servicer by the Lender.

         "Bailee Agreement" means that certain Bailee Agreement, dated as of the date hereof, among Trust 2003-1, Clearwing, and the bailee relative to the IOS, in form and substance satisfactory to Clearwing.

         "Bank Alliance Program" means the Company's "Bank Alliance Program" so long as the loans subject to such program (a) meet the Approved Underwriting Guidelines, (b) are processed and underwritten by an Approved Mortgage Originator which is acting as agent on behalf of a Participating Bank, (c) are funded by a Participating Bank in anticipation of a post-closing sale to an Approved Mortgage Originator, and (d) are purchased from a Participating Bank within 2 weeks of closing such loan.

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         "Bankruptcy Code" means the United States Bankruptcy Code of 1978, as amended from time to time.

         "Best's" means Best's Key Rating Guide, as the same shall be amended from time to time.

         "Borrower" shall have the meaning set forth in the preamble hereto.

         "Borrowing Base" means the aggregate Collateral Value of all Eligible Mortgage Loans that have been, and remain pledged to the Lender hereunder.

         "Borrowing Base Deficiency" shall have the meaning set forth in Section
2.06 hereof.

         "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Custodian or banking and savings and loan institutions in the State of New York, Connecticut or California or the City of New York or the city or state in which the Custodian's offices are located are closed, or (iii) a day on which trading in securities on the New York Stock Exchange or any other major securities exchange in the United States is not conducted.

         "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Loan Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Cash Equivalents" means (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (f) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (e) of this definition.

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         "Change of Control" means any one or more of the following: (a) the
Borrower ceases to be 100% owned by Trust 2003-1, (b) the subordinated residual certificate of Trust 2003-1 ceases to be 100% owned by ABFS Consolidated, ABC, ABMS, and Upland, (c) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Permitted Holder, becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 10%, or more, of the outstanding shares of the Company having the right to vote for the election of members of a board of directors, or (d) the Permitted Holder fails to own at least 20% of the outstanding shares of the Company.

         "Clearwing" means Clearwing Capital, LLC, a Delaware limited liability company.

         "Clearwing Contribution Agreement" means that certain Contribution Agreement, dated as of even date herewith, by and between Clearwing and Lender.

         "Closing Date" means the date on which Lender sends Borrower a written notice that each of the conditions precedent set forth in Section 5.01 either has been satisfied or has been waived.

         "Closing Fee" shall have the meaning set forth in the Fee Letter.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall have the meaning assigned to such term in Section 4.01(b) hereof.

         "Collateral Value" means with respect to each Eligible Mortgage Loan, the lesser of:

         (a) the greater of (i) the whole loan resale market price thereof (determined based upon recent sales to third parties of comparable Mortgage Loans under market conditions reasonably equivalent to prevailing market conditions) less 6% of the unpaid principal balance thereof (but in any event not to exceed 97% of the unpaid principal balance thereof) and (ii) the Applicable Collateral Percentage multiplied by the unpaid principal balance thereof; and

         (b) (i) the Market Value of such Eligible Mortgage Loan, less (ii) an amount equal to the unpaid principal balance of such loan multiplied by 3.0%;

provided, that, the Collateral Value shall be deemed to be zero with respect to each Mortgage Loan that either is not an Eligible Mortgage Loan or:

         (1)  which has been released from the possession of the Custodian under
              Section 5(a) of the Custodial Agreement to the Borrower or its bailee for a period in excess of ten (10) calendar days (or if such tenth day is not a Business Day, the next succeeding Business
              Day);

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         (2)  which has been released from the possession of the Custodian (i)
              under Section 5(b) of the Custodial Agreement under any Transmittal Letter in excess of the time period stated in such Transmittal Letter for release, or (ii) under Section 5(c) of the Custodial Agreement under an Attorney Bailee Letter, from and after the date such Attorney's Bailee Letter is terminated or ceases to be in full force and effect;

         (3) in respect of which the related Mortgagor is the subject of a bankruptcy proceeding;

         (4) if the Mortgagor has not made its first Monthly Payment on the related Mortgage Loan prior to the next succeeding Monthly Payment coming due;

         (5)  which is an REO Property;

         (6)  which is greater than 120 days delinquent;

         (7) which is delinquent at the time the applicable Mortgage Loan is first funded under this Loan Agreement; or

         (8) which was not originated by an Approved Mortgage Originator in accordance with the Approved Underwriting Guidelines or acquired by an Approved Mortgage Purchaser pursuant to an Approved Purchase Program.

         "Collection Account" means that certain account number 10206471 of Borrower maintained with JPMorgan.

         "Collection Account Control Agreement" shall mean that certain control agreement with respect to the Collection Account, in form and substance satisfactory to Lender, executed and delivered by Borrower, Lender, JPMorgan, and the Servicer.

         "Combined LTV or CLTV" means with respect to any Mortgage Loan, the ratio of (i) the original outstanding principal amount of the Mortgage Loan and any other mortgage loan which is secured by a lien on the related Mortgaged Property to (ii) the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

         "Company" means American Business Financial Services, Inc., a Delaware corporation, or any successor thereto.

         "Consent Letters" means those certain written consents executed and delivered by (i) Financial Security Assurances, Inc., (ii) MBIA Insurance Corporation, and (iii) Ambac Assurance Corporation.

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         "Contractual Obligation" means as to any Person, any material provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material provision of any security issued by such Person.

         "Control Agreements" means, as applicable, the Advance and Disbursement Control Agreement, the Collection Account Control Agreement, the IOS Account Control Agreement, and any other control agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower or Trust 2003-1, Lender, and the applicable securities intermediary with respect to a securities account or bank with respect to a deposit account.

         "Custodial Agreement" means the Custodial Agreement, dated as of the date hereof, among the Borrower, Custodian, the Servicer, and the Lender, in form and substance satisfactory to the Lender.

         "Custodian" means JPMorgan, its successors and permitted assigns.

         "Custodian Loan Transmission" shall have the meaning set forth in the Custodial Agreement.

         "Cut-off Date" means with respect to each Mortgage Loan, the date designated as such in the related APA Assignment.

         "Default" means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

         "Delinquency Adjustment" means,

         (i) for a Mortgage Loan that is 30 or more, but less than 60, days delinquent, 10% (ten percentage points);

         (ii) for a Mortgage Loan that is 60 or more, but less than 90, days delinquent, 20% (twenty percentage points); and

         (iii) for a Mortgage Loan that is 90 or more, but less than 120, days delinquent, 25% (twenty-five percentage points).

         "Dollars" and "$" means lawful money of the United States of America.

         "Due Date" means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         "Early Termination Agreement" means that certain letter agreement, dated as of even date herewith, by and among Clearwing, Lender, Borrower, and the Related Parties.

         "Eligible Mortgage Loan" means a Mortgage Loan owned by the Borrower, acquired pursuant to an Approved Purchase Agreement, and either originated by an Approved Mortgage Originator in accordance with Approved Underwriting Guidelines or acquired by an Approved Mortgage Purchaser pursuant to Approved Purchase Program, which is deemed eligible for inclusion by the Lender in the calculation of the Borrowing Base. Without limiting the foregoing, no Mortgage Loan shall be an Eligible Mortgage Loan unless it meets each of the criteria set forth in the immediately preceding sentence and, in addition, each of the following criteria:

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                  (i) the Mortgage Loan is secured by a first or second mortgage lien (as reflected on the Mortgage Loan Data Transmission) on a one- to four-family residential property;

                  (ii) the Mortgage Loan, when combined with all other Eligible Mortgage Loans, is not a Sublimit Excess Loan;

                  (iii) the Mortgage Loan complies with each of the representations and warranties respecting Mortgage Loans made in
         Section 6.12, Section 6.23, Schedule R-1 or any other section, schedule, or exhibit of this Loan Agreement, and in the other Loan Documents;

                  (iv) the Mortgage Loan was originated or acquired by an Approved Mortgage Originator or acquired under an Approved Purchase Program on or after the Closing Date in accordance with Approved Underwriting Guidelines and not more than thirty (30) days prior to the date of the initial pledge hereunder (other than the Pre-Closing Date Loans in an aggregate principal amount not to exceed $50,000,000),

                  (v) it is a Mortgage Loan for which the Custodian is in possession of all required Mortgage Loan Documents without Exceptions unless otherwise waived in writing by Lender,

                  (vi) the Mortgage Loan is less than 120 days delinquent,

                  (vii) the Mortgage Loan is not a "high cost," "covered," or "business purpose" loan, except as specifically approved by the Lender from time to time;

                  (viii) the Mortgage Loan has not been selected for conveyance to a borrower in a manner adverse to the Borrower or the Lender;

                  (ix) the Mortgage Loan is eligible for sale by an Approved Mortgage Originator to an unaffiliated third party pursuant to an established whole loan purchase agreement;

                  (x) the Mortgage Loan has not been selected for conveyance to Trust 2003-1 or the Borrower in any manner adverse to the Lender;

                  (xi) the Mortgage Loan is not delinquent at the time the applicable Mortgage Loan becomes subject to this Loan Agreement; and

                  (xii) the Borrower has a first priority security interest in and authority to pledge such Mortgage Loan to Lender.

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         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time.

         "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company or the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company or the Borrower is a member.

         "Escrow Account" means the "Escrow Account" as that term is defined in the Servicing Agreement.

         "Event of Default" shall have the meaning set forth in Section 8 hereof.

         "Exception" shall have the meaning set forth in the Custodial
Agreement.

         "Exception Report" means the exception report prepared by the Custodian pursuant to the Custodial Agreement.

         "Excluded Collateral" means (a) the IOS and all documents related thereto, and (b) all rights, title, interest, or obligations under the operating agreement of Lender, the operating agreement of Clearwing, the 2003-1 Administration Agreement, the 2003-1 Trust Agreement, the Bailee Agreement, the Clearwing Contribution Agreement, the Early Termination Agreement, the Fee Letter, the P Certificate, the Pledge and Security Agreement, and the Right of First Refusal Agreement.

         "Family Member" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

         "Fannie Mae" means Fannie Mae, or any successor thereto.

         "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three primary dealers (other than an affiliate of the Lender).

         "Fee Letter" means that certain fee letter, dated as of even date herewith, by and among Clearwing, Borrower, Trust 2003-1, the Company, ABFS Consolidated, ABC, ABMS, Upland, in form and substance satisfactory to Clearwing.

         "FICO Score" means a statistical credit score published by Fair Isaac Corporation (or any comparable company that is acceptable to Lender) obtained by a mortgage lender in connection with a loan application to help assess a prospective borrower's creditworthiness as of the time the score is obtained.

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         "Final Yield Maintenance Date" shall have the meaning set forth in
Section 3.04(b).

         "Final Yield Maintenance Fee" shall have the meaning set forth in
Section 3.04(b).

         "Firstrust Documents" means (a) that certain letter agreement executed and delivered by Firstrust in favor of Clearwing in which Firstrust (i) consents to the transfer of the 2001-2 Certificates from ABFS Residual Holding II, Inc. to Trust 2001-1, (ii) agrees to hold the 2001-2 Certificates for the benefit of both Firstrust and Clearwing; and (b) that certain assignment agreement regarding the assignment of the 2001-2 Certificates executed and delivered by Firstrust and endorsed in blank

         "Freddie Mac" means Freddie Mac, or any successor thereto.

         "Funding Date" means the date on which an Advance is made hereunder.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Borrower or the Company, or any of its Subsidiaries or properties.

         "Guarantee" means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, to the extent required by the Lender. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

         "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person;
(e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument.

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         "Indemnified Liabilities" has the meaning set forth in Section 11.03.

         "Indemnified Party" has the meaning set forth in Section 11.03.

         "Information" shall have the meaning set forth in Section 11.14(a)(ii).

         "Initial Asset Purchase Agreement" means the Asset Purchase Agreement dated as of October 14, 2003 between and among the ABC, ABMS, and Upland, Trust 2003-1, and any other parties thereto.

         "Initial Yield Maintenance Date" shall have the meaning set forth in
Section 3.04(b).

         "Initial Yield Maintenance Fee" shall have the meaning set forth in
Section 3.04(b).

         "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         "Insurance Proceeds" means with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

         "Interest Period" means, with respect to any Advance, (i) initially, the period commencing on the Funding Date with respect to such Advance and ending on the calendar day prior to the next succeeding Payment Date, and (ii) thereafter, each period commencing on the Payment Date of a month and ending on the calendar day prior to the Payment Date of the next succeeding month. Notwithstanding the foregoing, no Interest Period may end after the Termination Date.

         "Interest Rate Protection Agreement" means with respect to any or all of the Mortgage Loans or Advances, any interest rate swap, cap or collar agreement or any other applicable hedging arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies relating to the Mortgage Loans or Advances.

         "Interest Rate Protection Strategy" means the applicable Person's strategy for entering into Interest Rate Protection Agreements, which strategy and the financial institutions party to the Interest Rate Protection Agreements are acceptable to Lender and Pledgee Lender.

         "IOS" means the "interest only strips" listed on Schedule I-1 hereto and all rights and interests related thereto.

         "IOS Account" means that certain account number 10206475 of Trust 2003-1 maintained JPMorgan.

         "IOS Account Control Agreement" means that certain control agreement with respect to the IOS Account in form and substance satisfactory to Clearwing, executed and delivered by Trust 2003-1, JPMorgan, Clearwing, and the Administrator.

         "Irrevocable Payment Instruction Letter" means that certain Irrevocable Payment Instruction Letter, dated as of even date herewith, executed by Borrower and Trust 2003-1 in favor of Lender and any written amendment thereto, provided such amendment is approved in writing by Lender.

         "JPMorgan" means JPMorgan Chase Bank, a New York banking corporation.

         "JPMorgan Documents" means (a) that certain indenture, dated as of September 22, 2003, by and between ABFS Mortgage Loan Warehouse Trust 2003-1 and JPMorgan and all documents related thereto, and (b) that certain warehouse credit facility agreement, dated on or about March 15, 2002, by and among ABC and certain of ABC's Affiliates and JPMorgan.

         "Lender" shall have the meaning set forth in the preamble hereto.

         "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or any Related Party under any of the Loan Documents that are paid, advanced, or incurred by Lender or any Lender-Related Party, (b) fees or charges paid or incurred by any Lender-Related Party in connection with Lender's transactions with Borrower under the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and Uniform Commercial Code searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Loan Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) out-of-pocket costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise),
(d) out-of-pocket charges paid or incurred by any Lender-Related Party resulting from the dishonor of checks payable by or to Borrower or any Related Party, (e) reasonable out-of-pocket costs and expenses paid or incurred by any Lender-Related Party to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender-Related Parties related to audit examinations of the Collateral, (g) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by any Lender-Related Party in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower or any Related Party, (h) the reasonable out-of-pocket costs and expenses (including attorneys fees) incurred by the Lender-Related Parties in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) the reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any Related Party or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any exercising any remedies concerning the Collateral.

         "Lender-Related Party" means Lender, Clearwing and each of Lender's and Clearwing's lenders, members, Affiliates, sponsors, managing directors, directors, together with its lenders, officers, employees, agents, advisors, attorneys, and other representatives.

         "LIBO Base Rate" means with respect to each day an Advance is outstanding (or if such day is not a Business Day, the next succeeding Business
Day), the rate per annum equal to the rate published by Bloomberg or if such rate is not available, the rate appearing at page 3750 of the Telerate Screen as one-month LIBOR on such date, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 A.M., eastern time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Advances are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Advances to be outstanding on such day.

         "LIBO Rate" means with respect to each Interest Period pertaining to an Advance, a rate per annum (reset on a monthly basis) determined by the Lender in its sole discretion in accordance with the following formula (rounded upwards to the nearest l/100th of one percent), which rate as determined by the Lender shall be conclusive absent manifest error by the Lender:

                                 LIBO Base Rate
                   -----------------------------------------
                        1.00 - LIBO Reserve Requirements

         The LIBO Rate shall be calculated each Funding Date and Payment Date commencing with the first Funding Date.

         "LIBO Reserve Requirements" means for any Interest Period for any Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of any reserve requirements applicable to Lender, any Pledgee Lender, or any Lender-Related Party in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority. As of the Closing Date, the LIBO Reserve Requirements shall be deemed to be zero.

         "Lien" means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

         "Loan Account" means the account on the Lender's books in the name of the Borrower. "Loan Documents" means, collectively, the 2003-1 Trust Agreement, the 2003-2 Trust Agreement, the Administration Agreements, the Advance and Disbursement Control Agreement, the APA Assignments, the Asset Purchase Agreements, the Bailee Agreement, the Consent Letters, the Control Agreements, the Custodial Agreement, the Early Termination Agreement, the Fee Letter, the Firstrust Documents, the Irrevocable Payment Instruction Letter, this Loan Agreement, the Participating Bank Letter Agreement, the Pledge and Security Agreement, the Pledgee Lender Loan Agreement, the Right of First Refusal Agreement, the Servicing Agreement, the UCC Authorization Letter, any note or notes executed by the Borrower in connection with this Loan Agreement and payable to the Lender, and any other agreement entered into, now or in the future, by Borrower and the Lender in connection with this Agreement.

         "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage Loan, the ratio of the original principal amount of the Mortgage Loan to the lesser of
(a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

         "Market Value" means, with respect to an Eligible Mortgage Loan, the fair market value thereof as determined in good faith by the Lender taking into account customary loan characteristics used in valuing such loans and applicable market conditions. The Lender's determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of the Lender. The Lender shall have the right to mark to market the Mortgage Loans on a daily basis, which Market Value with respect to one or more of the Mortgage Loans may be determined to be zero. The Borrower acknowledges that the Lender's determination of Market Value is for the limited purpose of determining Collateral Value for lending purposes hereunder without the ability to perform customary purchaser's due diligence and is not necessarily equivalent to a determination of the fair market value of the Mortgage Loans achieved by obtaining competing bids in an orderly market.

         "Material Adverse Change" means an event, fact, circumstance, change in, or effect on the business of the Borrower, any Related Party, any Servicer or any Subservicer, which individually or in the aggregate or on a cumulative basis with any other events, facts, circumstances, changes in, or effects on, the Related Parties, taken as a whole, the Borrower, any Servicer or Subservicer, could reasonably be expected to have a Material Adverse Effect; provided that the following shall not constitute a "Material Adverse Change":
(a) losses of up to $30,000,000 during the Company's fiscal year ending June 30, 2003 or up to $25,000,000 during the Company's fiscal quarter ending September 30, 2003; (b) the inability to complete a securitization; or (c) the inability to sell new subordinated indebtedness under the Sub-debt Indentures (i) at any time prior to the date that is 3 weeks after the Closing Date; or (ii) at any time after the date that is 3 weeks after the Closing Date but only so long as such inability does not occur more than twice in any consecutive 12-month period and does not continue for more than three consecutive weeks either time.

         "Material Adverse Effect" means a material adverse effect on (a) the property, business, operations, financial condition or prospects of the Related Parties, taken as a whole, or the Borrower, any Servicer or any Subservicer (b) the ability of any of the Related Parties or the Borrower to perform in all material respects its respective obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability in all material respects of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents, (e) the Collateral, or (f) financial, banking or capital market conditions.

         "Material Contract" means the Pledgee Lender Loan Agreement, all agreements and contracts evidencing the IOS and the Mortgage Loans, the JPMorgan Documents, and the Sub-debt Indentures.

         "Maximum Credit" means $250,000,000, provided, however, that the Maximum Credit may, in the sole discretion of the Lender at any time after the first anniversary of the Closing Date up to the 90th day following such anniversary, be increased to $400,000,000.

         "Maximum Indenture Rate" means, as of any date of determination, a rate that is no more than 10 percentage points higher than the rate published by JPMorgan as the interest rate payable on certificates of deposits of no more than $100,000 insured by the Federal Deposit Insurance Corporation for comparable maturities.

         "Monthly Payment" means the scheduled monthly payment of principal and interest on a Mortgage Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an adjustable rate Mortgage Loan.

         "Mortgage" means with respect to a Mortgage Loan, the mortgage, deed of trust or other instrument, which creates a valid and perfected first priority or valid and perfected second priority (as indicated on the Mortgage Loan Data Transmission) on the fee simple or a leasehold estate in such real property.

         "Mortgage File" shall have the meaning set forth in the Custodial Agreement.

         "Mortgage Interest Rate" means the annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time with respect to adjustable rate Mortgage Loans.

         "Mortgage Loan" means a mortgage loan which the Custodian has been or will be instructed to hold for the Lender pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note, the related Mortgage and all other Mortgage Loan Documents and (ii) all right, title and interest in and to the Mortgaged Property covered by such Mortgage.

         "Mortgage Loan Data Transmission" means a computer-readable magnetic or other electronic format incorporating the fields identified on Exhibit M.

         "Mortgage Loan Documents" means, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

         "Mortgage Loan List" means the hard copy report provided by or on behalf of the Borrower or the Administrator which shall include with respect to each Mortgage Loan to be included as Collateral: (i) the Mortgage Loan number,
(ii) the Mortgagor's name, (iii) the original principal amount of the Mortgage Loan and (iv) the current principal balance of the Mortgage Loan.

         "Mortgage Loan Schedule" means Schedule I to the Notice of Borrowing and Pledge.

         "Mortgage Note" means the original executed promissory note or other evidence of the indebtedness of a mortgagor/borrower with respect to a Mortgage Loan.

         "Mortgaged Property" means the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

         "Mortgagor" means the obligor on a Mortgage Note.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been or are required to be made by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

         "Non-Utilization Fee" shall have the meaning given to it in Section 3.04(a).

         "Notice of Borrowing and Pledge" means the certificate prepared by the Lender substantially in the form of Exhibit B, attached hereto.

         "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to any of the Loan Documents, premiums, liabilities (including all amounts charged to the Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), guaranties, covenants, and duties of any kind and description owing by Borrower or any Related Party to Lender or any Lender-Related Party pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals or alterations thereof, both prior and subsequent to any Insolvency Proceeding of any Related Party.

         "Owner Trustee" means Wilmington Trust Company, not in its individual capacity but solely as trustee of the Borrower under the 2003-2 Trust Agreement.

         "Participant" shall have the meaning set forth in Section 11.14(b).

         "Participating Bank" means (a) the participating banks listed on the Participating Bank Letter Agreement, and (b) any other commercial bank with consumer lending operations which is approved in writing by Lender and the Pledgee Lender.

         "Participating Bank Letter Agreement" means that certain letter agreement, dated as of the date hereof, executed by the Borrower in favor of the Lender.

         "Payment Date" shall have the meaning set forth in the Servicing Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "P Certificate" means the certificate representing the Preferred Percentage Interest (as defined in the 2003-1 Trust Agreement) of Trust 2003-1.

         "Permitted Holder" means Anthony J. Santilli and his Family Members.

         "Permitted Liens" means (i) the lien of current real property taxes and assessments which are not delinquent, (ii) with respect to any Mortgage Loan identified on the Mortgage Loan Schedule as secured by a second lien, the related first mortgage loan, (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan, and
(iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage, or materially impact the value or utility of any Mortgaged Property.

         "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

         "Plan" means an employee benefit or other plan established or maintained by either the Borrower, the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Pledge and Security Agreement" means the Pledge and Security Agreement, dated as of October 14, 2003, between Trust 2003-1 and Clearwing.

         "Pledgee Lender" means one or more lenders of the Lender.

         "Pledgee Lender Loan Agreement" means that certain Loan and Security Agreement, dated as of even date herewith, by and between Pledgee Lender, as lender, and Lender, as borrower.

         "PMI Policy" or "Primary Insurance Policy" means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

         "Post-Default Rate" means, in respect of any principal of any Advance or any other amount under this Loan Agreement or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 3% per annum, plus (a)(i) the interest rate otherwise applicable to such Advance or other amount, or (ii) if no interest rate is otherwise applicable, the LIBO Rate plus (b) the Applicable Margin.

         "Pre-Closing Date Loan" means any Mortgage Loan originated by an Approved Mortgage Originator or purchased by an Approved Mortgage Purchaser during the period from the date that is 30 days prior to the Closing Date and the Closing Date.

         "Projections" shall have the meaning set forth in Section 11.14(a)(ii).

         "Promissory Note" means that certain promissory note executed by Borrower in favor of Lender in an aggregate principal amount equal to the Maximum Credit.

         "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Borrower and any of the Related Parties maintained by a branch office of a bank located within the United States and that, with respect to the Borrower and Trust 2003-1, are in deposit accounts which are subject to an appropriate Control Agreement.

         "Qualified Insurer" means an insurance company (a) duly qualified as such under the laws of the states in which the Mortgaged Property is located,
(b) duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided in accordance with the Approved Underwriting Guidelines, (c) approved as an insurer by Fannie Mae and Freddie Mac or by Lender, and (d) whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best's with respect to hazard and flood insurance.

         "Regulations T, U and X" means Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "Related Party" means any of the Company, Trust 2003-1, ABC, ABFS Consolidated, ABMS, Upland, or any of their Subsidiaries or Affiliates.

         "REO Property" means mortgaged property acquired by the Servicer pursuant to the Servicing Agreement as a result of the liquidation of a Mortgage Loan.

         "Required Availability" means that the sum of (a) Availability, plus
(b) Qualified Cash exceeds $25,000,000.

         "Requirement of Law" means as to any Person, (a) the certificate of incorporation and by-laws or other organizational or governing documents of such Person, (b) all laws (including consumer regulatory laws), treaties, rules or regulations, and (c) all determinations of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Required Documents" means those documents identified in Section 2(I) of the Custodial Agreement.

         "Responsible Officer" means, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer means any officer authorized to act on such officer's behalf as demonstrated by a certificate of corporate resolution.

         "Restricted Payments" means with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.

         "Right of First Refusal Agreement" means that certain letter agreement, dated as of even date herewith, by and among Clearwing, Borrower, Trust 2003-1, the Company, ABFS Consolidated, ABC, ABMS, and Upland, in form and substance satisfactory to Clearwing.

         "Second Lien" means with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a second lien on the Mortgaged Property.

         "Second Lien Mortgage Loan" means an Eligible Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

         "Servicer" means ABC.

         "Servicing Agreement" means a servicing agreement executed by and between Borrower, Servicer, Back-up Servicer, and Lender, the form and substance of which is reasonably satisfactory to Lender.

         "Servicing File" means with respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all material documents in the Mortgage File which are not delivered to a Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

         "Servicing Records" shall have the meaning set forth in Section 11.15(b) hereof.

         "Servicing Transmission" means a computer-readable magnetic or other electronic format acceptable to the parties containing the information identified on Exhibit S.

         "Sub-debt Indentures" means all indentures entered into prior to the Closing Date between the Company and U.S. Bank National Association, a national banking association, as trustee.

         "Sublimit Excess Loan" means, as of any date of determination, a Mortgage Loan contained in any one or more of the categories set forth below which, when added to all other Eligible Mortgage Loans which are pledged to the Lender under this Loan Agreement, exceed the percentages (each expressed as a percentage of the Maximum Credit) or dollar amounts indicated below and as may be identified as such by the Lender (which selection may be arbitrary) in order that the aggregate unpaid principal balances of the Eligible Mortgage Loans in such categories as of such date do not exceed such percentages (in each case of the Maximum Credit as of such date) or dollar amounts.

                                                                                        Maximum Sublimit
Mortgage Loan Category                                                                     Percentage
----------------------                                                                  ----------------
FICO Score 540-580                                                                         $110,000,000
FICO Score 520-539                                                                          $55,000,000
Combined: FICO Scores less than 580                                                        $165,000,000*
Greater than 30 days delinquent                                                                 10%
Greater than 60 days delinquent                                                       5% (exclusive of 30 day
                                                                                       delinquency sublimit)
Originated or purchased by an Approved Mortgage Originator 90 or more days       25% (inclusive of all other
prior to any date of determination                                                       aging sublimits)
Originated or purchased by an Approved Mortgage Originator 120 or more days                     20%
prior to any date of determination
Originated or purchased by an Approved Mortgage Originator 150 or more days                     15%
prior to any date of determination
Originated or purchased by an Approved Mortgage Originator 180 or more days                     10%
prior to any date of determination
Originated or purchased by an Approved Mortgage Originator 210 or more days                     5%
prior to any date of determination
Second Lien                                                                                    10%*
CLTV greater than 80%                                                           65%**, inclusive of all other CLTV
                                                                                          sublimits below
CLTV greater than 85%                                                            30%**, inclusive of CLTV sublimit
                                                                                   greater than or equal to 90%
CLTV greater than 90%                                                                          10%**
Pre-Closing Date Loans                                                                      $50,000,000

    (Single asterisk (*) in this definition indicates that the amount shall be reviewed by Lender for possible increase (in Lender's sole discretion) in December 2003; double asterisk (**) indicates that the amount shall be reviewed by Lender for possible modification (in Lender's sole discretion) based on FICO scores or other criteria in December 2003.

         "Subsequent Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of October 14, 2003, by and between Trust 2003-1, the Borrower, and any other parties thereto.

         "Subservicer" means ABMS or Upland.

         "Subsidiary" means, with respect to any Person, (a) any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, or (b) if such Person is a trust, the depositor of such trust.

         "Termination Date" means the third anniversary of the Closing Date, or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions of this Loan Agreement, any other Loan Document, or by operation of law.

         "Transmittal Letter" shall have the meaning ascribed thereto in the Custodial Agreement.

         "Trust Receipt" shall have the meaning set forth in the Custodial Agreement.

         "Trust 2003-1" means that certain Delaware statutory trust named ABFS Warehouse Trust 2003-1 created by the 2003-1 Trust Agreement.

         "Trust 2003-1 Collateral" means "Collateral" as that term is defined in the Pledge and Security Agreement.

         "UCC Authorization Letter" means a letter duly executed by Borrower and the Related Parties authorizing Lender to file appropriate financing statements on Form UCC-1 without the signature of Borrower or such Related Party in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the security interests created by the Loan Documents.

         "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

         "Upland" means HomeAmerican Credit, Inc. dba Upland Mortgage, a Pennsylvania corporation.

         1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

         1.03 Uniform Commercial Code. Any terms used in this Agreement that are defined in the Uniform Commercial Code shall be construed and defined as set forth in the Uniform Commercial Code unless otherwise defined herein.

         1.04 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a record and any record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         Section 2. Advances, Evidence of Debt and Prepayments.

         2.01 Advances.

         (a) Subject to fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default or Event of Default shall have occurred and be continuing hereunder, the Lender hereby agrees, from time to time, on the terms and conditions of this Loan Agreement and the other Loan Documents, to make loans (individually, an "Advance"; collectively, the "Advances") to the Borrower in Dollars, on any Business Day (but not more frequently than once daily) from and including the Closing Date to but excluding the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) the Maximum Credit (which shall be further subject to the limitations in the definition of Collateral Value) and (ii) the Borrowing Base as in effect from time to time.

         (b) Subject to the terms and conditions of this Loan Agreement, during such period the Borrower may borrow, repay and reborrow hereunder.

         (c) In no event shall the Lender be obligated to make an Advance when any Default or Event of Default has occurred and is continuing.

         2.02 Evidence of Debt.

         (a) The Lender shall maintain an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Advance made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

         (b) The entries made in the accounts maintained pursuant to paragraph
(a) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Loan Agreement.

         (c) The Lender may request that the Advance be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to the Lender a promissory note payable to the order of such Lender (or, if requested by the Lender, to the Lender and its assigns) and in a form approved by the Lender. Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.

         2.03 Procedure for Borrowing.

         (a) Borrowing Procedure for Requesting an Advance. The Borrower may request a borrowing to be secured by any Mortgage Loans hereunder, on any Business Day during the period from and including the Closing Date to the Termination Date, by delivering to the Lender, with a copy to the Custodian, a Mortgage Loan Data Transmission and an irrevocable Notice of Borrowing and Pledge substantially in the form of Exhibit B hereto (a "Notice of Borrowing and Pledge"), appropriately completed, which Mortgage Loan Data Transmission and Notice of Borrowing and Pledge must be received no later than 12:00 noon (eastern time) 2 Business Days prior to the requested Funding Date. Such Notice of Borrowing and Pledge shall include a Mortgage Loan List in respect of the Eligible Mortgage Loans that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing.

         (b) Pursuant to the Custodial Agreement, the Custodian shall review any Required Documents delivered prior to 9:00 a.m. (eastern time) on any Business Day in time to include the related Mortgage Loans in such Borrowing Base determination on the same day. Not later than 11:00 a.m. (eastern time) on each Business Day, the Custodian shall deliver to the Lender, via electronic transmission acceptable to the Lender, the Custodian Loan Transmission and an Exception Report showing the status of all Mortgage Loans then held by the Custodian, including but not limited to the Mortgage Loans which are subject to document exceptions, and the time the related Mortgage Loan Documents have been released pursuant to Section 5(a) or 5(b) of the Custodial Agreement. From time to time, the Lender shall calculate the Borrowing Base of all Mortgage Loans that are held by the Custodian and forward to the Borrower by facsimile or electronic mail transmission a calculation of the Borrowing Base. In addition, the Custodian shall deliver to the Lender no later than 11:00 a.m. (eastern time) by facsimile or electronic mail transmission one Business Day prior to each Funding Date, one or more Trust Receipts (as defined in the Custodial Agreement) relating to the Mortgage Loans. The original copies of such Trust Receipts shall be delivered to the Custodian at the following address: JPMorgan Chase Bank at Four New York Plaza, Ground Floor, Outsourcing Department, New York, New York 10004, Attention: Jennifer John for the account of Chrysalis Warehouse Funding, LLC (telephone number (212) 623-5953), as agent for the Lender by overnight delivery using a nationally recognized insured overnight delivery service.

         (c) Upon the Borrower's request for a borrowing pursuant to Section 2.03(a) above, the Lender shall (i) not later than 4:00 p.m. eastern time within 1 Business Day following receipt by the Lender of the related Notice of Borrowing and Pledge, confirm the Advance to be made in connection with such notice (or note any deficiency in such notice) and (ii) assuming all conditions precedent set forth in this Section 2.03 and in Sections 5.01 and 5.02 have been met, and provided no Default shall have occurred and be continuing (in accordance with Section 2.01), not later than 2:00 p.m. (eastern time) on the requested Funding Date make an Advance (determined by the Lender) in an amount which would not cause the aggregate amount of Advances then outstanding to exceed the lesser of (x) the Maximum Credit or (y) the Borrowing Base shown on the latest calculation of the Borrowing Base provided to the Lender. Subject to the foregoing, such borrowing will be made available to the Borrower by the Lender transferring, via wire transfer to the account set forth in the Irrevocable Payment Instruction Letter, the aggregate amount of such borrowing in funds immediately available to the Borrower.

         2.04 Limitation on Types of Advances; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate:

         (a) the Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Advances as provided herein; or

         (b) the Lender determines, which determination shall be conclusive, that the Applicable Margin plus the relevant rate of interest referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Advances is to be determined is not likely adequately to cover the cost to the Lender of making or maintaining Advances; or

         (c) it becomes unlawful for the Lender to make or maintain Advances hereunder using a LIBO Rate;

         then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lender shall not make additional Advances, and the Borrower shall, at its option, either prepay such Advances or pay interest on such Advances at a rate per annum as determined by the Lender taking into account the increased cost to the Lender of making and maintaining the Advances.

         2.05 Repayment of Advances; Interest.

         (a) The Borrower hereby unconditionally promises to pay in full on the Termination Date the then aggregate outstanding principal amount of the Advances and all other Obligations due under this Loan Agreement and the other Loan Documents.

         (b) [Intentionally omitted].

         (c) The Borrower shall pay to the Lender interest on 90% of the unpaid principal amount of each Advance for the period from and including the date of such Advance to but excluding the date such Advance shall be paid in full, at a rate per annum equal to the LIBO Rate plus the Applicable Margin. Notwithstanding the foregoing, the Borrower shall pay to the Lender interest at the applicable Post-Default Rate on any principal of any Advance and on any other amount payable by the Borrower hereunder, that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Advance as calculated in Section 2.05(b) above shall be payable monthly on each Payment Date and on the Termination Date, except that interest payable at the Post-Default Rate shall accrue daily and shall be payable promptly upon receipt of invoice. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give written notice thereof to the Borrower.

         (d) The Borrower shall pay to Lender the Yield Maintenance Fees in accordance with Section 3.04.

         2.06 Mandatory Prepayment or Pledge.

         On each Funding Date or other date on which there is a change in the Mortgage Loans held by the Custodian, the Custodian shall deliver to the Lender and the Borrower the Custodian Loan Transmission. The Lender shall, on the Business Day prior to each Payment Date (and may on any other Business Day), deliver to the Borrower a calculation of the Borrowing Base, such calculation to be based on the delinquency status and principal balance of the Eligible Mortgage Loans as of the later of the date to which principal was applied to such balance or the last calendar day of the prior month). Such information shall be ascertained from the Servicing Transmission which shall be delivered or caused to be delivered by the Borrower in accordance with Section 7.17 and shall include all Mortgage Loans which were funded on or prior to the last calendar day of the previous month. In the event that such Borrowing Base calculation indicates or if at any time the aggregate outstanding principal amount of Advances exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as determined by the Lender and notified to the Borrower on any Business Day, the Borrower shall no later than two (2) Business Days after receipt of such written notice, either prepay the Advances in part or in whole or pledge additional Eligible Mortgage Loans (which Collateral shall be in all respects acceptable to the Lender) to the Lender, such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Advances does not exceed the Borrowing Base.

         2.07 Optional Prepayments.

         (a) The Advances are prepayable without premium or penalty, in whole or in part on each Payment Date. The Advances are prepayable at any other time, in whole or in part, in accordance herewith and subject to clause (b) below. Amounts repaid may be reborrowed in accordance with the terms of this Loan Agreement. If the Borrower intends to prepay an Advance in whole or in part from any source, the Borrower shall give two (2) Business Days' prior written notice thereof to the Lender. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of at least $100,000.

         (b) If the Borrower makes a prepayment of the Advances on any day which is not a Payment Date, the Borrower shall indemnify the Lender and the Pledgee Lender and hold the Lender and the Pledgee Lender harmless from any actual loss or expense which the Lender or the Pledgee Lender may sustain or incur arising from (a) the re-employment of funds obtained by the Lender or the Pledgee Lender to maintain the Advances hereunder or from (b) fees payable to terminate the deposits from which such funds were obtained, in either case, which actual loss or expense shall be equal to an amount equal to the excess, as reasonably determined by the Lender, of (i) its cost of obtaining funds for such Advances for the period from the date of such payment through the following Payment Date over (ii) the amount of interest likely to be realized by such Lender or Pledgee Lender in redeploying the funds not utilized by reason of such payment for such period. This Section 2.07 shall survive termination of this Loan Agreement and payment of the Advances.

         (c) This Loan Agreement may be terminated by Borrower at any time upon payment in full in cash of all Obligations, including all payments required to be made under Sections 2.05 and 3.04 of this Loan Agreement and under the Fee Letter.

         2.08 Requirements of Law.

         (a) If any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

         (i) shall subject the Lender or any Lender-Related Party to any tax of any kind whatsoever with respect to this Loan Agreement or any Advance made by it (excluding net income taxes) or change the basis of taxation of payments to the Lender or any Lender-Related Party in respect thereof;

         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of Advances or other extensions of credit by, or any other acquisition of funds by any office of the Lender or any Lender-Related Party which is not otherwise included in the determination of the LIBO Base Rate hereunder; or

         (iii) shall impose on the Lender or any Lender-Related Party any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Advance or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable thereafter incurred.

         (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any Lender-Related Party or any corporation controlling the Lender or any Lender-Related Party with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's or any Lender-Related Party's capital as a consequence of any obligations hereunder to a level below that which the Lender or such corporation or any Lender-Related Party (taking into consideration the Lender's or such corporation's or any Lender-Related Party's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall promptly pay to the Lender such additional amount or amounts as will thereafter compensate the Lender for such reduction.

         (c) If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error.

         2.09 Purpose of Advances.

         Each Advance shall be used to finance Borrower's financing of Eligible Mortgage Loans originated by an Approved Mortgage Originator or purchased by an Approved Mortgage Purchaser, and identified to the Lender in writing on each Mortgage Loan Data Transmission as such Mortgage Loan Data Transmission may amended from time to time.

         Section 3. Payments; Computations; Taxes.

         3.01 Payments.

         Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan Agreement, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Collection Account, not later than 12:00 noon, eastern time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower acknowledges that it has no rights of any kind with respect to the foregoing account (including, without limitation, any right of withdrawal therefrom).

         3.02 Computations. Interest on the Advances shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

         3.03 U.S. Taxes.

         (a) The Borrower agrees to pay to the Lender such additional amounts as are necessary in order that the net payment of any amount due to the Lender hereunder after deduction for or withholding in respect of any U.S. Tax (as defined below) imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by the Lender), will not be less than the amount stated herein to be then due and payable; provided, that the foregoing obligation to pay such additional amounts shall not apply:

         (i) to any payment to the Lender hereunder unless the Lender is entitled to submit a Form 1001 (relating to the Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Advances) or Form 4224 (relating to all interest to be received by the Lender hereunder in respect of the Advances), or

         (ii) to any U.S. Tax imposed solely by reason of the failure by the Lender to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the Lender if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.

         For the purposes of this Section 3.03(a), (w) "Form 1001" means Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" means Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), and (y) "U.S. Taxes" means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein other than taxes on the Lender's income.

         (b) Within 30 days after paying any such amount to the Lender, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Lender evidence satisfactory to the Lender of such deduction, withholding or payment (as the case may be).

         (c) The Lender represents and warrants to the Borrower that on the date hereof the Lender is either incorporated under the laws of the United States or a State thereof or is entitled to submit a Form 1001 (relating to the Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Advances) or Form 4224 (relating to all interest to be received by the Lender hereunder in respect of the Advances). The Lender agrees not to change such exemption during the term of this Agreement.

         3.04 Fees. The Borrower shall pay to the Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

         (a) Non-Usage Fee. On each Payment Date and on the Termination Date, the Lender shall determine the average daily utilization by the Borrower during the preceding calendar month period (or with respect to the Termination Date, during the period from the date through which the last non-usage fee calculation has been made to the Termination Date) by dividing (a) the sum of the Advances outstanding as of the close of business on each day during such period, by (b) the number of days in such period. If such average amount determined for any period as a percentage of the Maximum Credit (the "Utilization Percentage") is less than 100%, the Borrower shall pay to the Lender on such Payment Date or Termination Date, a non-utilization fee equal to the product of (i) 0.315% per annum, times (ii) the Maximum Credit, times (iii) 1 minus the Utilization Percentage (the "Non-Usage Fee"). All payments shall be made to the Lender in Dollars, in immediately available funds, without deduction, setoff or counterclaim. The Lender may, in its sole discretion, net such Non-Utilization Fee from the proceeds of any Advance made to the Borrower hereunder if not previously paid by the Borrower and shall reflect any such netting in a notice to the Borrower. Borrower acknowledges and agrees that the Non-Usage Fee is calculated by reference to the Maximum Credit and an increase in the amount thereof pursuant hereto will have the effect of increasing such fees;

         (b) Yield Maintenance Fee. Borrower will pay to Lender a Yield Maintenance Fee in an amount equal to:

              (i) $7,500,000 less $2,250,000 of the Closing Fee, the Nonusage Fee, and interest income received by Lender prior to the Initial Yield Maintenance Date (as defined below) (the "Initial Yield Maintenance Fee") (the Initial Yield Maintenance Fee shall be payable upon the earliest of:

                  (A) October 31, 2004,

                  (B) if any Pledgee Lender has declared an event of default under its credit facility (a "Pledgee Event of Default") with the Lender or Lender has declared an Event of Default and either the Pledgee Event of Default or the Event of Default has not been cured within the applicable cure period, the last day of such cure period, and

                  (C) the date on which Lender has ceased funding all Approved Mortgage Originators under this Loan Agreement for 90 consecutive calendar days under circumstances in which Lender reasonably determines that such Approved Mortgage Originators have effectively ceased carrying on an active mortgage origination business (such earliest date, the "Initial Yield Maintenance Date");

         provided, however, that any Initial Yield Maintenance Fee payable per clause (i)(B) above (but only to the extent that such Pledgee Event of Default relates to an event or condition other than the failure to pay money owed under the relevant facility) or clause (i)(C) above shall be credited against any interest income (other than default interest) and Nonusage Fees due and payable by Borrower under this Loan Agreement from the Initial Yield Maintenance Date through and including October 31, 2004, plus

              (ii) if on September 1, 2004, any Pledgee Lender has any remaining obligation under its credit facility with Lender or such credit facility has been terminated by Lender on or prior to such date, $10,000,000 less the Initial Yield Maintenance Fee, $2,250,000 of the Closing Fee, the Nonusage Fee and interest income received by Lender prior to the Final Yield Maintenance Date payable on the earliest of:

                  (A) September 1, 2005,

                  (B) the date of termination of this Loan Agreement by Lender,

                  (C) if such Pledgee Lender has declared a Pledgee Event of Default under such credit facility or Lender has declared an Event of Default in writing and the Pledgee Event of Default or Event of Default has not been cured within the applicable cure period, the last day of such cure period if and only if the last day of such cure period falls on or after September 1, 2004, and

                  (D) the date following September 1, 2004 on which Lender has ceased funding all Approved Mortgage Originators under this Loan Agreement for 90 consecutive calendar days under circumstances in which Lender reasonably determines that such Approved Mortgage Originators have effectively ceased carrying on an active mortgage origination business (such earlier date, the "Final Yield Maintenance Date")

         provided, however, that any Final Yield Maintenance Fee payable per clause (ii)(C) above (but only to the extent that such Pledgee Event of Default or Event of Default relates to an event or condition other than the failure to pay money owed under the relevant facility) or clause
         (ii)(C) above shall be credited against any interest income (other than default interest) and Nonusage Fees due and payable by Borrower under this Loan Agreement from the date of such Final Yield Maintenance Date through and including September 1, 2005.

         (c) Fee Letter. As and when due and payable under the terms of the Fee Letter, the fees and charges set forth in the Fee Letter, including all fees due under the Fee Letter in connection with any increase in the Maximum Credit; and

         (d) Audit, Appraisal, and Valuation Charges. Audit, appraisal, and valuation fees and charges for each financial audit of Borrower or the Collateral, expenses incurred by any Lender-Related Party for the establishment of electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to monitor or assess the performance of Borrower or any Related Party under any of the Loan Documents.

         Section 4. Collateral Security.

         4.01 Collateral; Security Interest.

         (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage File and all the Mortgage Loan Documents as exclusive bailee and agent for the Lender pursuant to the terms of the Custodial Agreement and shall deliver to the Lender Trust Receipts with Exception Reports (as such terms are defined in the Custodial Agreement) to the effect that it has reviewed such Mortgage File and the Mortgage Loan Documents in the manner required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

         (b) "Collateral" means all of Borrower's now owned or hereafter acquired right, title and interest in and to each of the following:

         (i) all Mortgage Loans identified on a Notice of Borrowing and Pledge delivered by the Borrower to the Lender and the Custodian from time to time;

         (ii) all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records (as defined in Section 11.15(b) below), and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Mortgage Loan accounting records and other books and records relating thereto;

         (iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loans and all claims and payments thereunder;

         (iv) all other insurance policies and Insurance Proceeds relating to any Mortgage Loans or the related Mortgaged Property;

         (v) all Interest Rate Protection Agreements;

         (vi) any purchase agreements or other agreements or contracts to the extent relating to or constituting any or all of the foregoing, including, without limitation the Subsequent Asset Purchase Agreement;

         (vii) all purchase or take-out commitments relating to or constituting any or all of the foregoing;

         (viii) all "accounts", "chattel paper", "commercial tort claims", "deposit accounts", "documents", "equipment", "general intangibles", "goods", "instruments", "inventory", "investment property", "letter-of-credit rights", and "securities accounts", as each of those terms is defined in the Uniform Commercial Code and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the foregoing;

         (ix) all interests in real property owned by the Borrower or collateralizing any Mortgage Loan;

         (x) all rights of the Borrower under any of the Servicing Agreement, the Custodial Agreement or any other document; and

         (xi) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing.

         Notwithstanding anything in this Loan Agreement to the contrary, the Collateral shall not include the Excluded Collateral.

         (c) The Borrower hereby assigns, pledges and grants a security interest to the Lender in all of its right, title and interest in, to and under all the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to secure the payment of the Obligations. The Borrower agrees to mark its computer records and tapes to evidence the security interests granted to the Lender hereunder. The Borrower agrees that the Lender may grant a security interest in the Collateral to any Pledgee Lender.

         (d) The Borrower agrees to direct and to cause the Servicer, each Approved Mortgage Originator and each other Related Party to direct all Mortgagors to remit all payments to deposit accounts that are the subject of Control Agreements.

         4.02 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction. The Borrower agrees that the Lender may assign any financing statement or other document relating to the Liens created hereby to any Pledgee Lender.

         4.03 Changes in Locations, Name, etc. The Borrower shall not (i) change the location of its chief place of business from that specified in Section 6 hereof, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral, or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given the Lender at least 15 days prior written notice thereof and shall have delivered to the Lender within 10 Business Days thereafter all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and taken all other actions deemed reasonably necessary by the Lender to obtain or continue a perfected first priority interest in the Collateral.

         4.04 Lender's Appointment as Attorney-in-Fact.

         (a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if and only if an Event of Default shall have occurred and be continuing, to do the following:

         (i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

         (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

         (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and
     (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

         (b) The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with the sale provided for in Section 4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         (c) The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

         4.05 Performance by Lender of Borrower's Obligations. If the Borrower fails to perform or comply with any of its material agreements contained in the Loan Documents within the required time periods and the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrower to the Lender on demand and shall constitute Obligations.

         4.06 Proceeds. If an Event of Default shall occur and be continuing,
(a) all proceeds of Collateral received by the Borrower shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower, and shall forthwith upon receipt by the Borrower be turned over to the Lender in the exact form received by the Borrower (duly endorsed by the Borrower to the Lender, if required) and (b) any and all such proceeds received by the Lender will be applied by the Lender against, the Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be promptly paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

         4.07 Remedies. If an Event of Default shall occur and be continuing, the Lender may, at its option, enter into one or more Interest Rate Protection Agreements (which are not inconsistent with interest rate protection agreements entered into by Lender, any of its Affiliates, or Pledgee Lender regarding mortgage loans held for its own account) covering all or a portion of the Mortgage Loans pledged to the Lender hereunder, and the Borrower shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against the Lender relating to or arising out of such Interest Rate Protection Agreements; including without limitation any losses resulting from such Interest Rate Protection Agreements. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code, at law and in equity. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions and at prices that are consistent with a recognized market for similar collateral as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is to the greatest extent permitted hereby waived or released. The Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including, without limitation, Section 9-615(a)(3) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements incurred by the Lender to collect such deficiency. Because the Borrower recognizes that it may not be possible to purchase or sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Collateral may not be liquid, the Borrower agrees that liquidation of the Collateral does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, the Lender may elect, in its sole discretion, the time and manner of liquidating any Collateral and nothing contained herein shall (A) obligate the Lender to liquidate any Collateral on the occurrence of an Event of Default or to liquidate all Collateral in the same manner or on the same Business Day or (B) constitute a waiver of any of the Lender's rights or remedies.

         4.08 Limitation on Duties Regarding Preservation of Collateral. The Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

         4.09 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

         4.10 Release of Security Interest. Upon termination of this Loan Agreement and payment to the Lender of all Obligations in full in cash, including without limitation all amounts required to be paid pursuant to Sections 2.05 and 3.04, the Fee Letter, and the performance of all Obligations under the Loan Documents, the Lender shall release its security interest in any remaining Collateral. In accordance with the terms and conditions set forth in the Custodial Agreement and the Servicing Agreement, Lender shall release Mortgage Loans that have been sold or securitized. Notwithstanding anything in this Loan Agreement to the contrary, if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Related Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for the Borrower, any Related Party or any substantial part of their respective Property, or otherwise, this Loan Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

         Section 5. Conditions Precedent and Subsequent.

         5.01 Conditions Precedent to Initial Advance. The obligation of the Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

         (a) Loan Agreement. The Lender shall have received this Loan Agreement, executed and delivered by a duly authorized officer of the Owner Trustee;

         (b) Loan Documents. The Lender shall have received the following documents, each of which shall be satisfactory to the Lender in form and substance:

         (i) the 2003-1 Trust Agreement, and

         (ii) the 2003-2 Trust Agreement;

         (iii) the Administration Agreement (Borrower),

         (iv) the Administration Agreement (Trust 2003-1),

         (v) the Advance and Disbursement Control Agreement,

         (vi) the Advance and Collateral Agreement,

         (vii) the Asset Purchase Agreements,

         (viii) the Bailee Agreement,

         (ix) Consent Letters,

         (x) Control Agreements,

         (xi) Custodial Agreement,

         (xii) the Early Termination Agreement,

         (xiii) the Fee Letter,

         (xiv) the Irrevocable Payment Instruction Letter,

         (xv) the Participating Bank Letter Agreement,

         (xvi) the Pledge and Security Agreement,

         (xvii) the Promissory Notes,

         (xviii) the Right of First Refusal Agreement,

         (xix) the Servicing Agreement,

         (vii) the UCC Authorization Letter, and

         (c) Good Standing Certificates/Organization Documents. The Lender shall have received certified copies of good standing certificates and organizational documents for each of the Borrower, Trust 2003-1, the Company, ABC, ABMS, Upland, and each of their Subsidiaries;

         (d) Resolutions. Lender shall have received certified copies of resolutions authorizing the Borrower and each Related Party to execute, deliver and perform the Loan Documents to which such Person is a signatory and each other document to be delivered by such Person from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from such Person to the contrary);

         (e) Legal Opinions. The Lender shall have received the following legal opinions for the benefit of the Lender and the Pledgee Lender: (i) an opinion of counsel to the Borrower, Trust 2003-1, the Company, and the Company's Subsidiaries in form and substance satisfactory to Lender, (ii) an opinion with respect to the true sale of the Mortgage Loans from the Company and its Subsidiaries to Trust 2003-1, (iii) an opinion with respect to the sale of the Mortgage Loans from Trust 2003-1 to the Borrower, (iv) a nonconsolidation opinion with respect to the nonconsolidation of the Company or its Subsidiaries and Trust 2003-1 and a nonconsolidation opinion with respect to Trust 2003-1 and the Borrower, (v) an opinion with respect to the contribution of the IOS by the Subsidiaries of the Company and to ABFS Consolidated and from ABFS Consolidated to Trust 2003-1, and the pledge by Trust 2003-1 in favor of Clearwing on the P Certificate, (vi) an opinion with respect to the Servicing Agreement, (vii) opinions regarding Mortgage Loans that are secured by Mortgaged Property located in New Jersey and Pennsylvania, and (vii) such other legal opinions as the Lender may reasonably request;

         (f) Transfer of IOS. Lender shall have received evidence satisfactory to Lender that (i) all right, title and interest in and to the IOS have been validly transferred to ABFS Consolidated free and clear of any Lien or adverse claim thereto, together with all requisite authorizations and consents, and (ii) all right, title and interest in and to the IOS have been validly transferred from ABFS Consolidated to Trust 2003-1 free and clear of any Lien or adverse claim thereto, together with all requisite authorizations and consents.

         (g) Filings, Registrations, Recordings. (i) The Borrower shall have filed or caused to be filed all Uniform Commercial Code and related filings and performed under the Custodial Agreement and taken such other action as the Lender shall have requested in order to perfect the Borrower's ownership interest in the Mortgage Loans, and the security interests in favor of Lender created pursuant to this Loan Agreement; and (ii) the Borrower shall have properly prepared and executed (if necessary) for filing any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created in favor of Lender hereunder and those granted by Lender to Pledgee Lender (including the applicable county(ies) if the Lender determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; (iii) Trust 2003-1 shall have properly prepared and executed (if necessary) for filing any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of Clearwing, a perfected, first-priority security interest in the Trust 2003-1 Collateral, subject to no Liens other than those created under the Trust Agreement and the P-Certificate (including the applicable county(ies) if Clearwing determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest;

         (h) Clearwing Collateral. (i) All right, title, and interest in the P Certificate, together with all necessary instruments of transfer or assignment, endorsed in blank, shall have been delivered to Clearwing, and (ii) all Pledged Collateral (as defined in the Pledge and Security Agreement), and all other certificates or instruments representing or evidencing such Pledged Collateral, shall have been delivered to Clearwing, to be held by the bailee on behalf of Clearwing pursuant to the Bailee Agreement, in each case, in suitable form for transfer by delivery, accompanied by all necessary instruments of transfer or assignment, duly executed in blank;

         (i) Lien Searches. Lender shall have received Uniform Commercial Code lien searches in such jurisdictions as shall be applicable to the Borrower and the Collateral, the results of which shall be satisfactory to the Lender;

         (j) Fees and Expenses. The Lender shall have received all fees and expenses required to be paid by the Borrower on or prior to the Closing Date under this Loan Agreement or any other Loan Document (and such fees and expenses may be netted out of any Advance made by the Lender hereunder);

         (k) Financial Statements. The Lender shall have received the audited consolidated financial statement of the Company and its Subsidiaries for the period ended June 30, 2003, and the financial statements referenced in Section 7.01(a);

         (l) Underwriting Guidelines. The Lender and the Company shall have agreed to the Approved Underwriting Guidelines and the Lender shall have received a copy thereof;

         (m) Consents, Licenses, Approvals, etc. The Lender shall have received copies certified by the Borrower and any applicable Related Parties of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect;

         (n) Insurance. The Lender shall have received a certificate of insurance, together with the endorsements thereto, the form and substance of which shall be satisfactory to Lender, and shall have received evidence in form and substance satisfactory to the Lender showing compliance by the Administrator as of such initial Funding Date with Section 7.19 (Insurance) hereof;

         (o) Material Contracts. The Lender (or in the case of the Mortgage Loans, the Custodian) shall have received copies of each Material Contract, together with a certificate of the Secretary of Borrower certifying each such document (except the Pledgee Lender Loan Agreement) as being a true, correct, and complete copy thereof;

         (p) Pledgee Lender Loan Agreement Conditions. The Lender shall have received evidence satisfactory to the Lender that the conditions precedent to the initial funding under the Pledgee Lender Loan Agreement have been satisfied and that the initial funding under the Pledgee Lender Loan Agreement shall have occurred;

         (q) Clearwing Contribution Agreement Conditions. The Lender shall have received evidence satisfactory to the Lender that the conditions precedent to the initial contribution under the Clearwing Contribution Agreement have been satisfied and that the initial contribution under the Clearwing Contribution Agreement shall have occurred;

         (r) Audit Opinion. Lender shall have received a satisfactory audit opinion from auditors acceptable to Lender relating to the Approved Mortgage Originators for the fiscal year ending June 2003.

         (s) Resolutions. Lender shall have received certified copies of resolutions authorizing each of the Borrower, Trust 2003-1, the Company, and each of the Company's Subsidiaries to execute, deliver and perform each of the Loan Documents to which such Person is a party and each other document to be delivered by such Persons from time to time in connection herewith;

         (t) Trust Certificates. Lender shall have received evidence satisfactory to Lender that (i) Borrower has issued a trust certificate in favor of Trust 2003-1, together with all requisite authorizations and consents, (ii) Trust 2003-1 has issued a preferred certificate in favor of Clearwing, together with all requisite authorizations and consents, and (iii) Trust 2003-1 has issued a residual certificate in favor of ABFS Consolidated, ABC, ABMS, and Upland, together with all requisite authorizations and consents,

         (u) JPMorgan Chase Facility. (i) ABFS Mortgage Loan Warehouse Trust 2003-1 shall have entered into agreements for additional committed senior financing with JPMorgan in an amount of not less than $200,000,000 with a "wet" funding sublimit of not less than $40,000,000 and otherwise on terms and conditions acceptable to the Lender, and that facility shall have been made available concurrently with the availability under this Loan Agreement; and (ii) Lender shall have received evidence satisfactory to Lender that JPMorgan has waived any and all defaults and events of default that exist as of the Closing Date under the JPMorgan Documents (including receipt of an executed waiver from JPMorgan regarding the default that resulted from the failure to comply with a minimum net worth requirement of $28,000,000 for the Company's fiscal quarter ending September 30, 2003 and receipt of an executed agreement by JPMorgan extending the deadline by which the Borrower shall have entered into this Loan Agreement to the Closing Date or a date that is later than the Closing Date).

         (v) Accounts Payable. Accounts payable and unpaid expenses must be at a level consistent with historical practices;

         (w) No Material Adverse Change. No Material Adverse Change shall have occurred;

         (x) No Misrepresentation. None of the Borrower, any of the Related Parties, or the Lender shall have become aware prior to the Closing Date of any information or other matter affecting (i) the Company, Trust 2003-1, the Borrower, or any of their Affiliates, (ii) the assumptions relating to projected financial performance of the Mortgage Loans, (iii) the assets listed on Schedule I-1 (other than the Lien of Firstrust existing on the Closing Date in 2001-2 Certificates to secure Indebtedness not to exceed $5,000,000), or (iv) the transactions contemplated hereby, any of which in the Lender's judgment is inconsistent in a material and adverse manner with any information (including any matter relating to financial models and underlying assumptions relating to the projected financial performance of the Mortgage Loans or the assets listed on Schedule I-1) or other matter disclosed to the Lender prior to the Closing Date; and

         (y) Other Documents. The Lender shall have received such other documents as the Lender or its counsel may reasonably request.

         5.02 Conditions Precedent to Initial and Subsequent Advances. The obligation of the Lender to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

         (a) no Default or Event of Default shall have occurred and be continuing;

         (b) both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrower in Section 6 hereof, and in each of the other Loan Documents, shall be true and complete on and as of the date of the making of such Advance in all material respects (in the case of the representations and warranties in Section 6.23 and Schedule R-1, solely with respect to Mortgage Loans included in the Borrowing Base) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). At the request of the Lender, the Lender shall have received an officer's certificate signed by a Responsible Officer of the Borrower or any Related Party, as applicable, certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that the Borrower or Related Party, as the case may be, is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions and except where the failure to qualify would not affect the validity or enforceability of any Mortgage Loan and otherwise would not have a Material Adverse Effect;

         (c) the aggregate outstanding principal amount of the Advances shall not exceed the Borrowing Base or the then applicable Maximum Credit;

         (d) all right, title, and interest in the IOS listed on Schedule I-1, together with all necessary instruments of transfer or assignment, duly endorsed in blank, shall have been delivered to a bailee acceptable to Clearwing pursuant to the Bailee Agreement;

         (e) the Lender shall have received a Notice of Borrowing and Pledge, Mortgage Loan List and Mortgage Loan Data Transmission and all other documents required under Section 2.03;

         (f) the Lender shall have received from the Custodian a Custodian Loan Transmission and one or more Trust Receipts in respect of Mortgage Loans to be pledged hereunder on such Business Day and an Exception Report, in each case dated such Business Day and duly completed;

         (g) [intentionally omitted];

         (h) there shall not have occurred or be continuing an event beyond the reasonable control of the Lender which the Lender reasonably determines may imminently result in the Lender's inability to perform its obligations under this Loan Agreement including, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, fire, communication line failures, computer viruses, power failures, earthquakes, or other disasters of a similar nature to the foregoing;

         (i) (i) the Lender shall have received the Borrower's Interest Rate Protection Strategy, (ii) the Lender shall have reasonably determined that such Interest Rate Protection Strategy and the Interest Rate Protection Agreements adequately protect the Borrower from interest rate fluctuations, (iii) any Interest Rate Protection Agreements entered into by Borrower shall be consistent with such Interest Rate Protection Strategy, (iv) any Interest Rate Protection Agreement entered into by Borrower in accordance with such Interest Rate Protection Strategy shall have been assigned to the Lender, and (v) the Lender shall have a security interest in the Interest Rate Protection Agreements in such manner as the Lender may reasonably request;

         Each request for a borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in this Section (both as of the date of such notice, request or confirmation and as of the date of such borrowing).

         5.03 Conditions Subsequent to Initial Advance. The obligations of the Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth on Schedule 5.03 (the failure by the Borrower to so perform or cause to be performed constituting an Event of Default):

         Section 6. Representations and Warranties. The Borrower represents and warrants to the Lender that throughout the term of this Loan Agreement:

         6.01 Existence. The Borrower (a) is a statutory trust duly organized, validly existing and in good standing under the laws of Delaware, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respect with all Requirements of Law.

         6.02 Financial Condition. The Borrower has heretofore furnished to the Lender a copy of the Company's audited consolidated balance sheets as of June 30, 2003 with the opinion thereon of BDO Seidman, a copy of which has been provided to Lender. The Borrower has also heretofore furnished to the Lender the related consolidated statement of income and retained earnings and of cash flows for the Company and its consolidated Subsidiaries for the one year period ending June 30, 2003, setting forth comparative form the figures for the previous year. All such financial statements are materially complete and correct and fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. There has been no development or event nor any prospective development or event which constitutes a Material Adverse Change or which otherwise has had or should reasonably be expected to have a Material Adverse Effect.

         6.03 Litigation. Except as set forth in Schedule 6.03, there are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against the Borrower or any Related Party or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a Material Adverse Effect, or
(ii) which questions the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby or thereby and there is a reasonable likelihood of a materially adverse decision or a Material Adverse Effect. The disclosure of any action, suit, arbitrations, investigations or proceedings on Schedule 6.03 shall not operate as a consent to such matter, or a waiver or an amendment of any right, power, or remedy of Lender with respect to such matter, including Lender's right to exercise its remedies in the event that any matter listed on Schedule 6.03 is, results in, or has a Material Adverse Change or has a Material Adverse Effect.

         6.04 No Breach. Neither (a) the execution and delivery of the Loan Documents or (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of the Borrower, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other instrument, indenture, or other material agreement, to which the Borrower, a Related Party or any of their respective Subsidiaries, is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such instrument, indenture, or other material agreement or (except for the Liens created pursuant to this Loan Agreement) result in the creation or imposition of any Lien upon any property of the Borrower, a Related Party or any of their respective Subsidiaries, pursuant to the terms of any such agreement or instrument.

         6.05 Action. The Borrower and each Related Party has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by the Borrower and each Related Party of each of the Loan Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by the Borrower and each applicable Related Party and constitutes a legal, valid and binding obligation of the Borrower and such Related Party, enforceable against the Borrower and each Related Party in accordance with its terms.

         6.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by the Borrower or any Related Party of the Loan Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Loan Agreement.

         6.07 Margin Regulations. Neither the making of any Advance hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X.

         6.08 Taxes. The Borrower, each Related Party and their respective Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Borrower, each Related Party and their respective Subsidiaries in respect of taxes and other governmental charges are adequate.

         6.09 Investment Company Act. Neither the Borrower, any Related Party nor any of their respective Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Related Party is subject to any Federal or state statute or regulation which limits its ability to incur indebtedness.

         6.10 No Legal Bar. Neither the execution, delivery and performance of this Loan Agreement, the borrowings hereunder and the use of the proceeds thereof nor the provisions of any other Loan Documents will violate any Requirement of Law or Contractual Obligation of the Borrower, any Related Party or of any of their respective Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than the Liens created hereunder) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         6.11 No Default. Neither the Borrower, any Related Party nor any of their respective Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which should reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         6.12 Collateral; Collateral Security.

         (a) Neither the Borrower nor any Related Party has assigned, pledged, or otherwise conveyed or encumbered any Collateral (including the Mortgage Loans) to any other Person. Immediately prior to the pledge of any Mortgage Loans to Lender, the Borrower represents that it is the sole owner of such Mortgage Loan and has good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Lender hereunder and no Person other than the Borrower has any Lien on any Mortgage Loan.

         (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of the Borrower in, to and under the Collateral.

         (c) Upon receipt by the Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of the payee or last endorsee, the Lender shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby and in the mortgagee's interest in the related Mortgaged Property.

         (d) Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 6.12(d), the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

         (e) The Borrower (or its predecessor in interest) has delivered the Mortgage File including the Mortgage Note to the Custodian to hold pursuant to the Custodial Agreement.

         6.13 Chief Executive/Operating Offices. The chief executive office and the chief operating office of each of the Borrower, the Related Parties, and each of their Subsidiaries for the period from (a) the earlier of 5 years prior to the Closing Date and the date that such Person was organized, through and including (b) the Closing Date, is specified on Schedule 6.13.

         6.14 Location of Books and Records. The location where the Borrower keeps its books and records including all computer tapes and records relating to the Collateral is the office of the Custodian.

         6.15 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower and the Related Parties to the Lender in connection with the negotiation, preparation or delivery of this Loan Agreement, the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Borrower to the Lender in connection with this Loan Agreement, the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no Material Adverse Change and no fact known to a Responsible Officer that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

         6.16 Liquidity. From and after the date that is 21 days after the Closing Date, the Company and the Related Parties have Qualified Cash and undrawn borrowing capacity under committed borrowing facilities (including Availability) of not less than $20,000,000.

         6.17 ERISA. Each Plan to which the Company or its Subsidiaries make direct contributions, and, to the knowledge of the Borrower, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lender under Section 7.01(d) hereof. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) has occurred with respect to any Plan. Neither the Borrower, the Company nor any ERISA Affiliate is subject to any present or potential liability under Title IV of ERISA which, individually or in the aggregate, could have a Materially Adverse Effect. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or trust established under Title IV of ERISA has been, or is expected by the Borrower or any ERISA Affiliate to be, incurred by the Borrower or any ERISA Affiliate. None of the Borrower, the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by the Borrower, the Company or ERISA Affiliate to be imposed on the assets of the Borrower, the Company or any member ERISA Affiliate. Neither the Borrower, the Company nor any ERISA Affiliate has engaged in any transaction prohibited by Section 408 of ERISA or Section 4975 of the Code. As of the Closing Date and throughout the term of the Loan Agreement, the Company and the Borrower are not and will not be an "employee benefit plan" as defined in
Section 3(3) of ERISA, which is subject to Title I of ERISA, and none of the assets of the Borrower or the Company will constitute "plan assets" of one or more such plans for purposes of Title I of ERISA or section 4975 of the Code.

         6.18 No Lender Licenses. The Lender will not be required as a result of financing or taking a pledge of the Mortgage Loans to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it currently so required or (ii) under any state consumer lending, fair debt collection or other applicable state statute or regulation.

         6.19 Approved Mortgage Originators Licenses. Each Approved Mortgage Originator that is a Related Party is licensed (or exempt from licensing) to originate Mortgage Loans in its own name or through brokers on the date of this Loan Agreement in all states as shown on Schedule 6.19.

         6.20 True Sales. Any and all interest of an Approved Mortgage Originator in, to and under any Mortgage funded in the name of or acquired by such Approved Mortgage Originator or seller which is an Affiliate of the Borrower has been sold, transferred, conveyed and assigned to the Borrower pursuant to a legal sale and such Approved Mortgage Originator retains no interest in such Mortgage Loan, and if so requested by the Lender, is covered by an opinion of counsel to that effect in form and substance reasonably acceptable to the Lender.

         6.21 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Company any Related Party or any of their respective Subsidiaries has a Material Adverse Effect.

         6.22 Subsidiaries. All of the Subsidiaries of the Company at the date hereof are listed on Schedule 6.22 to this Loan Agreement. Neither the 2003-1 Trust (except as to the Borrower) nor the Borrower has any Subsidiaries.

         6.23 Origination and Acquisition of Mortgage Loans. The Mortgage Loans were originated by a Approved Mortgage Originator, and the origination and collection practices used by the Approved Mortgage Originator, any subsequent mortgagee and any servicer therefor, as applicable, with respect to the Mortgage Loans have been, in all material respects legal and proper, prudent, and customary in the residential mortgage loan servicing business, and in accordance with the Approved Underwriting Guidelines. With respect to Mortgage Loans acquired by the Company, all such Mortgage Loans are in conformity with the Approved Underwriting Guidelines and were acquired under an Approved Purchase Program. Each of the Mortgage Loans complies with the representations and warranties listed in Schedule R-1 hereto.

         6.24 No Adverse Selection. Neither the Borrower nor any Related Party used any selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable Mortgage Loans owned by such party.

         6.25 Borrower Solvent; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each Advance, the fair value of the assets of each of the Borrower and each Related Party taken as a whole is greater than the fair value of its respective liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of the Borrower or Related Party, as applicable, in accordance with GAAP), and the Borrower and each Related Party is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Neither the Borrower nor any Related Party intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature. Neither the Borrower nor any Related Party is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Borrower, a Related Party or any of its respective assets. Neither the Borrower nor any Related Party is transferring any Mortgage Loans with any intent to hinder, delay or defraud any of its respective creditors.

         6.26 Sold IOS. The facilities relating to the IOS represented by the following certificates have been terminated and all assets in the trust related thereto have been liquidated: (a) Certificate No. 1, issued by ABFS Mortgage Loan Warehouse Trust 2001-1, (b) Certificate No. 1, issued by ABFS Mortgage Loan Warehouse Trust 2000-1; and (c) Certificate No. 1, issued by ABFS Mortgage Loan Warehouse Trust 2000-2 (liquidation pending).

         Section 7. Covenants of the Borrower. The Borrower covenants and agrees with the Lender that, so long as any Advance is outstanding and until payment in full of all Obligations:

         7.01 Financial Statements. The Borrower shall deliver (or cause to be delivered) to the Lender:

         (a) (i) as soon as available and in any event within 20 days after the end of each month, the consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Company and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Company, which certificate shall state that said consolidating financial statements fairly present the consolidating financial condition and results of operations of the Company and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments);

         (ii) as soon as available and in any event within 50 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, the consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Company and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

         (b) as soon as available, and in any event within 120 days after the end of each fiscal year of the Company, the consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Company and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, Event of Default or default under any Loan Document;

         (c) from time to time such other information regarding the financial condition, operations, or business of the Borrower or any Related Party as the Lender may reasonably request; and

         (d) as soon as reasonably possible, and in any event within ten (10) Business Days after a Responsible Officer knows, or with respect to any Plan or Multiemployer Plan to which the Borrower, the Company or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower and the Company setting forth details respecting such event or condition and the action, if any, that the Borrower, the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower, the Company or an ERISA Affiliate with respect to such event or condition):

         (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

         (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower, the Company or an ERISA Affiliate to terminate any Plan;

         (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower, the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

         (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower, the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower, the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
     Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

         (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower, the Company or any ERISA Affiliate to enforce
     Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

         (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower, the Company or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.

         The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of each of the Borrower and each Related Party to the effect that, to the best of such Responsible Officer's knowledge, each of the Borrower and each Related Party during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Loan Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default, Event of Default or default under any Loan Document except as specified in such certificate (and, if any such Default, Event of Default or default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrower or applicable Related Party has taken or proposes to take with respect thereto).

         7.02 Litigation. The Borrower will promptly, and in any event within 5 Business Days after service of process on the Borrower or any Related Party, give to the Lender notice of all legal or arbitrable proceedings affecting the Borrower or any Related Party that questions or challenges the validity or enforceability of any of the Loan Documents or as to which there is a reasonable likelihood of adverse determination which would result in a Material Adverse Effect.

         7.03 Existence, Etc. Each of the Borrower and each Related Party will:

         (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

         (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

         (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

         (d) not move its chief operating office from the addresses referred to in Section 6.13 unless it shall have provided the Lender 30 days prior written notice of such change;

         (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

         (f) permit representatives of the Lender or any Lender-Related Party, during normal business hours upon three (3) Business Days' prior written notice at a mutually desirable time (or at any time and from time to time during the continuance of an Event of Default), to examine, copy and make extracts from its and the Servicer's or Administrator's books and records, to inspect any of its and the Servicer's or Administrator's Properties, and to discuss its and the Servicer's or Administrator's business and affairs with its and the Servicer's or Administrator's officers, all to the extent reasonably requested by the Lender or any Lender-Related Party.

         7.04 Prohibition of Fundamental Changes. The Borrower shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets.

         7.05 Borrowing Base Deficiency. If at any time there exists a Borrowing Base Deficiency the Borrower shall cure same in accordance with Section 2.06 hereof.

         7.06 Notices. The Borrower shall give notice to the Lender promptly:

         (a) upon the Borrower becoming aware of, and in any event within one
(1) Business Day after, the occurrence of any Default or Event of Default or any event of default or default under any other material agreement of the Borrower or a Related Party;

         (b) upon, and in any event within three (3) Business Days after, service of process on the Borrower or any Related Party, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting the Borrower or any Related Party (i) that questions or challenges the validity or enforceability of any of the Loan Documents or (ii) in which the amount in controversy exceeds $300,000;

         (c) upon the Borrower becoming aware of any default related to any Collateral, any Material Adverse Change, or any Material Adverse Effect;

         (d) upon the Borrower becoming aware during the normal course of its business that the Mortgaged Property in respect of any Mortgage Loan or Mortgage Loans with an aggregate unpaid principal balance of at least $1,000,000 has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially and adversely affect the Collateral Value of such Mortgage Loan;

         (e) upon the entry of a judgment or decree affecting the Borrower in an amount in excess of $100,000.

Each notice pursuant to this Section 7.06 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

         7.07 Servicing. Except as provided in Section 11.15(c), the Borrower shall not permit any Person other than the Servicer, any Approved Mortgage Originator engaged as a subservicer in accordance with the terms of the Servicing Agreement or the Back-Up Servicer to service Mortgage Loans without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

         7.08 Public Disclosure. Except as required by Requirements of Law, none of the Borrower or any Related Party will make any public disclosure of this Loan Agreement or its contents without the prior consent of the Lender, such consent not to be unreasonably withheld or delayed.

         7.09 Underwriting Guidelines. The Borrower shall cause the Company to provide prompt notice to the Lender of any revisions or modifications to the Approved Underwriting Guidelines provided that no such changes which are material shall become effective without the prior written consent of the Lender.

         7.10 Lines of Business. The Borrower will not engage to any substantial extent in any line or lines of business activity other than the businesses specifically permitted by the trust agreement constituting the Borrower in effect as of the Closing Date.

         7.11 Transactions with Affiliates. Other than with respect to the Asset Purchase Agreements and the Servicing Agreement, the Borrower will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Loan Agreement or the other Loan Documents, (b) in the ordinary course of the Borrower's business and (c) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section
7.11 to any Affiliate.

         7.12 Use of Proceeds. The Borrower will use the proceeds of the Advances solely to (a) distribute such proceeds pursuant to the 2003-2 Trust Agreement, (b) acquire from Trust 2003-1 Mortgage Loans purchased by Trust 2003-1 (i) from Approved Mortgage Originators in accordance with the Approved Underwriting Guidelines or (ii) from Approved Mortgage Purchasers pursuant to Approved Purchase Agreements, or (c) fund Lender Expenses, amounts needed by Borrower or ABFS Owner Trust 2003-1 to meet operating expenses, and amounts due on the P Certificate.

         7.13 Limitation on Liens. None of the Borrower or any Related Party will not, nor will it permit or allow others to, create, incur or permit to exist any Lien, security interest or claim on or to any of its Property, except for (i) Permitted Liens, (ii) Liens (not otherwise permitted hereunder) which are created in connection with the purchase of fixed assets and equipment necessary in the ordinary course of the Borrower's business or to finance residual certificates issued in connection with securitizations of mortgage loans completed by the Borrower which are financed solely based on a pledge of such residual certificates; and (iii) liens on the Collateral created pursuant to this Loan Agreement. The Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement, and the Borrower will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

         7.14 Limitation on Sale of Assets. The Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, "Transfer"), all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any Related Party to Transfer substantially all of its assets to any Person; provided, that the Borrower may after prior written notice to the Lender allow such action with respect to any Related Party which is not a material part of the Borrower's overall business operations.

         7.15 Limitation on Distributions. Without the Lender's consent, the Borrower shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock or senior or subordinate debt of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower.

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         7.16 Restricted Payments. The Borrower shall not make any Restricted
Payments following an Event of Default.

         7.17 Information from Approved Mortgage Originators and Servicing Transmission. The Borrower shall provide to the Lender, as soon as practicable, all management reports and financial statements provided to the Borrower by any Approved Mortgage Originator, including all activity reports showing any Approved Mortgage Originator's usage of credit facilities other than the warehouse facility provided pursuant to the terms of this Loan Agreement. The Borrower shall also provide (or cause to be provided) to the Lender on a monthly basis no later than 11:00 a.m. eastern time two (2) Business Days prior to each Payment Date (or such other day requested by Lender) (i) the Servicing Transmission, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced by the Servicer which were funded prior to the first day of the current month, summarizing the Servicer's delinquency and loss experience with respect to Mortgage Loans serviced by the Servicer (including, in the case of the Mortgage Loans, the following categories: current, 30-59, 60-89, 90-119, 120-149 and 150+) and (ii) any other information reasonably requested by the Lender or the Back-Up Servicer with respect to the Mortgage Loans. The Borrower also agrees to provide such other information as the Lender may reasonably request from time to time.

         7.18 No Amendment or Waiver. The Borrower will not, without the prior consent of the Lender, nor will it permit or allow others to amend, modify, terminate or waive any provision of any Mortgage Loan to which the Borrower is a party in any manner which shall reasonably be expected to materially and adversely affect the value of such Mortgage Loan as Collateral.

         7.19 Maintenance of Property; Insurance. The Borrower shall cause the Administrator to keep all of its property useful and necessary in its business in good working order and condition. The Borrower shall cause the Administrator to maintain errors and omissions insurance or mortgage impairment insurance and blanket bond coverage in such amounts as are in effect on the Closing Date (as disclosed to Lender in writing) and shall not permit the reduction of such coverage without the written consent of the Lender, and shall also cause to be maintained such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

         7.20 Further Identification of Collateral. The Borrower will furnish (or cause to be furnished) to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender or any Lender may reasonably request, all in reasonable detail.

         7.21 Mortgage Loan Determined to be Defective. Upon discovery by the Borrower or the Lender of any breach of any representation or warranty listed on Schedule R-1 hereto applicable to any Mortgage Loan, the party discovering such breach shall promptly give notice of such discovery to the other. Neither the existence nor the substance of any provision of Schedule R-1 shall be construed to limit, restrict or qualify the Lender's rights under (i) this Loan Agreement in respect of determining the value or Market Value of any Mortgages Loans or
(ii) Section 2.06. The Borrower shall also enforce for the benefit of the Lender all of its applicable rights and remedies under applicable Loan Documents (whether they arise by assignment or otherwise) in respect of any material breach of representation or warranty by a Related Party.

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         7.22 Interest Rate Protection Agreements. At the Lender's request, the
Borrower shall deliver (or cause to be delivered) to the Lender any and all information relating to Interest Rate Protection Agreements.

         7.23 Certificate of a Responsible Officer of the Borrower. At the time that the Borrower delivers financial statements to the Lender in accordance with
Section 7.01 hereof, the Borrower shall forward to the Lender a certificate of a Responsible Officer of the Administrator which certifies that the Borrower is in compliance with the covenants set forth in Sections 7.16, 7.17 and 7.18 above.

         7.24 Alternative Collateral. The Borrower shall not cause or permit any Eligible Mortgage Loan which is at any time used as collateral for an Advance hereunder to be subsequently used as collateral pursuant to any other financing, note purchase, loan warehouse, repurchase or similar facility maintained by the Borrower with any third party without the express written consent of the Lender, unless such Mortgage Loan is no longer an Eligible Mortgage Loan or has otherwise been released by Lender pursuant to Section 4.10 of this Loan Agreement.

         7.25 Maintenance of Separateness. The Borrower acknowledges that the Lender is relying upon and will continue to rely on the separate legal identity and the separate assets of the Borrower as distinguished from any other Person or Related Party. The Borrower agrees that its business shall be operated and its affairs shall be conducted in such a manner that its assets and liabilities can be readily determined and shall not be substantively consolidated with those of any other Person in the event of the bankruptcy or insolvency of the Borrower or such other Person. Without limiting the foregoing, the Borrower shall conduct its business in its own name, maintain its books and records separate from those of any other Person, maintain its bank accounts separate from those of any other Person, maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, pay its own liabilities and expenses only out of its own funds, enter into a transaction with an Affiliate only if such transaction is intrinsically fair, commercially reasonable and on the same terms as would be available in an arm's length transaction with a Person or entity that is not an Affiliate, allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, hold itself out as a separate entity, maintain adequate capital in light of its contemplated business operations and observe all other appropriate entity and other organizational formalities.

         7.26 ERISA. The Borrower and the Company shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Lender of any of its rights under this Loan Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans that would subject the Lender to liability for a violation of ERISA or such state statute.

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         7.27 Minimum Cash Equivalents. From and after the date that is 21 days after the Closing Date, the Borrower and the Related Parties at all times shall have minimum Qualified Cash of not less than $10,000,000.

         7.28 Hedging. Upon Lender's written request, the Borrower will cause the Mortgage Loans pledged under this Loan Agreement to be hedged by the Company pursuant to an Interest Rate Protection Strategy. The Lender shall have the benefit of the Interest Rate Protection strategy in accordance with Section 5.01(i).

         7.29 Other Indebtedness. The Borrower shall not incur any other Indebtedness (including any accrued interest thereon), other than Indebtedness incurred under this Loan Agreement.

         7.30 Opinions. If the aggregate outstanding principal balance of Eligible Mortgage Loans secured by Mortgaged Property from any state exceeds 5% of the aggregate outstanding principal balance of all Eligible Mortgage Loans, then upon the Lender's request, the Borrower shall deliver an opinion of counsel acceptable to the Lender in such state within 30 days of the date that the aggregate outstanding principal balance of Eligible Mortgage Loans secured by Mortgaged Property in such state exceeds 5%.

         Section 8. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

         (a) the Borrower shall fail to make a payment of any principal of or interest on any Advance when such payment is due (whether at stated maturity or upon acceleration); or

         (b) the Borrower shall fail to comply with Section 7.05 or shall fail to make any mandatory prepayment under Section 2.06 to cure a Borrowing Base Deficiency; or

         (c) the Borrower shall default in the payment of any other Obligation or any other amount due under any other Loan Document after notification by the Lender of such default, and such default shall have continued unremedied for 2 Business Days; or

         (d) the Servicer or any Subservicer shall fail to remit to the Collection Account any material amount required to be so remitted within 2 Business Days of the date required; or

         (e) any representation, warranty or certification made or deemed made herein (including in Section 6) or in any other Loan Document by the Borrower or any certificate furnished to the Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule R-1 which shall be considered solely for the purpose of determining the Collateral Value of the Mortgage Loans unless (i) the Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined in good faith by the Lender to be materially false or misleading either on a regular basis or as to a material quantity of Mortgage Loans); or

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         (f) the Borrower shall fail to comply with the requirements of Section
7.03(a), Section 7.04, Section 7.06 (a) or (c), Sections 7.12 through 7.19 hereof; and such default shall continue unremedied for a period of 1 Business Day; or the Borrower shall otherwise fail to observe or perform any other agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of 5 Business Days; or

         (g) a final judgment or judgments for the payment of money in excess of $250,000 in the aggregate per calendar year (to the extent that it is, in the reasonable determination of the Lender, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against the Borrower, a Related Party or any of their respective Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower or any such Related Party or Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (h) the Borrower or a Related Party or any of their respective Subsidiaries shall admit in writing its inability to pay its debts as such debts become due; or

         (i) an Insolvency Proceeding is commenced against the Borrower, a Related Party, any of their respective Subsidiaries, or any Approved Mortgage Originator;

         (j) a proceeding or case shall be commenced, without the application or consent of the Borrower, a Related Party, any of their respective Subsidiaries, or any Approved Mortgage Originator in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower, a Related Party or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower, a Related Party or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower, a Related Party or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

         (k) the Custodial Agreement or any other Loan Document shall for whatever reason (including an event of default thereunder) be terminated or the lien on the Collateral created by this Loan Agreement, Borrower's material obligations hereunder or under any Loan Document shall cease to be in full force and effect or, in Lender's good faith determination, otherwise cease to benefit the Lender, or the enforceability thereof shall be contested by the Borrower or a Related Party; or

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         (l) the occurrence of a Material Adverse Change or a Material Adverse
Effect; or

         (m) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, the Borrower, any Related Party or any ERISA Affiliate shall fail to make a required installment payment to any Plan on or before the date due under Section 302 of ERISA or Section 412 of the Code, or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Related Party or any ERISA Affiliate, (iii) a reportable event as defined in Section 4043(b) of ERISA and the regulations issued thereunder shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which reportable event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, any Related Party or any ERISA Affiliate shall, or in the reasonable opinion of the Lender is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, (vi) the Borrower, any Related Party or any ERISA Affiliate shall fail to pay when due or is in default on an amount which it shall have become liable to pay to the PBGC, any Plan, any Multiemployer Plan or a trust established under Section 4049 of ERISA, or (vii) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer any ERISA Plan, (viii) any other event or condition shall occur or exist with respect to any Plan which could subject the Borrower, any Related Party or any ERISA Affiliate to any tax, penalty or other liability or the imposition of any lien or security interest on the Borrower, any Related Party or any ERISA Affiliate, (ix) the Borrower or any Related Party shall incur any liability for any post-retirement or post-termination health or life insurance or (x) the assets of the Borrower or any Related Party become or are deemed to be "plan assets" of a plan subject to ERISA or section 4975 of the Code. No Event of Default shall be deemed to be, or have been, waived or corrected because of any disclosure by Borrower; and in each case in clauses (i) through (ix) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

         (n) (i) any Change of Control, or (ii) Anthony Santilli, Albert Mandia, or Jeffrey Ruben shall no longer be an executive officer of the Company unless a satisfactory replacement has been found within sixty (60) days; or

         (o) the Borrower shall grant, or suffer to exist, any Lien on any Collateral except the Liens in favor of Lender or the Pledgee Lender and contemplated hereby; or the Liens contemplated hereby shall cease to be valid and perfected first priority Liens on the Collateral in favor of the Lender or shall be Liens in favor of any Person other than the Lender; or

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         (p) if the total amount of Indebtedness under the Sub-debt Indentures exceeds $750,000,000 at any time from and after the Closing Date, or

         (q) (i) the total amount of Indebtedness under the Sub-debt Indenturess on June 30, 2004 is not at least 3% less than the total amount of Indebtedness under the Sub-debt Indentures on the date between April 1, 2004 and June 30, 2004 on which such Indebtedness was at the highest amount for 5 consecutive calendar days during such period (or if no such highest amount exists, the amount on April 1, 2004), (ii) the total amount of Indebtedness under the Sub-debt Indentures on September 30, 2004 is not at least 3% less than the total amount of Indebtedness under the Sub-debt Indentures on the date between July 1, 2004 and September 30, 2004 on which such Indebtedness was at the highest amount for 5 consecutive calendar days during such period (or if no such highest amount exists, the amount on July 1, 2004), (iii) the total amount of Indebtedness under the Sub-debt Indentures on December 31, 2004 is not at least 3% less than the total amount of Indebtedness under the Sub-debt Indentures on the date between October 1, 2004 and December 31, 2004 on which such Indebtedness was at the highest amount for 5 consecutive calendar days during such period (or if no such highest amount exists, the amount on October 1, 2004), (iv) the total amount of Indebtedness under the Sub-debt Indentures on March 31, 2005 is not at least 3% less than the total amount of Indebtedness under the Sub-debt Indentures on the date between January 1, 2005 and March 31, 2005 on which such Indebtedness was at the highest amount for 5 consecutive calendar days during such period (or if no such highest amount exists, the amount on January 1, 2005), (v) the total amount of Indebtedness under the Sub-debt Indentures on June 30, 2005 is not at least 3% less than the total amount of Indebtedness under the Sub-debt Indentures on the date between April 1, 2005 and June 30, 2005 on which such Indebtedness was at the highest amount for 5 consecutive calendar days during such period (or if no such highest amount exists, the amount on April 1, 2005), (vi) the total amount of Indebtedness under the Sub-debt Indentures on September 30, 2005 is not at least 3% less than the total amount of Indebtedness under the Sub-debt Indentures on the date between July 1, 2005 and September 30, 2005 on which such Indebtedness was at the highest amount for 5 consecutive calendar days during such period (or if no such highest amount exists, the amount on July 1, 2005), (vii) the total amount of Indebtedness under the Sub-debt Indentures on December 31, 2005 is not at least 3% less than the total amount of Indebtedness under the Sub-debt Indentures on the date between October 1, 2005 and December 31, 2005 on which such Indebtedness was at the highest amount for 5 consecutive calendar days during such period (or if no such highest amount exists, the amount on October 1, 2005), (viii) the total amount of Indebtedness under the Sub-debt Indentures on March 31, 2006 is not at least 3% less than the total amount of Indebtedness under the Sub-debt Indentures on the date between January 1, 2006 and March 31, 2006 on which such Indebtedness was at the highest amount for 5 consecutive calendar days during such period (or if no such highest amount exists, the amount on January 1, 2006), (ix) the total amount of Indebtedness under the Sub-debt Indentures on June 30, 2006 is not at least 3% less than the total amount of Indebtedness under the Sub-debt Indentures on the date between April 1, 2006 and June 30, 2006 on which such Indebtedness was at the highest amount for 5 consecutive calendar days during such period (or if no such highest amount exists, the amount on April 1, 2006), and (x) the total amount of Indebtedness under the Sub-debt Indentures on September 30, 2006 is not at least 3% less than the total amount of Indebtedness under the Sub-debt Indentures on the date between July 1, 2006 and September 30, 2006 on which such Indebtedness was at the highest amount for 5 consecutive calendar days during such period; or

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         (r) (i) the interest rate on the Notes offered for sale under the
Sub-debt Indentures as of any date of determination exceeds the Maximum Indenture Rate; or (ii) at any time after the date that is 3 weeks after the Closing Date, the Company is unable for any reason to sell or issue subordinated notes (A) for more than three consecutive weeks or (B) on more than two occasions in any 12 month period irrespective of the length of time of any such occasions; or

         (s) the Borrower, any Related Party or any Subsidiary or Affiliate of the Borrower or a Related Party shall default under, or fail to perform as required under, or shall otherwise materially breach the terms of any instrument, agreement or contract between the Borrower or such other Person, on the one hand, and the Lender or any of the Lender's Affiliates on the other; or the Borrower, any Related Party, ABFS Repo 2001, Inc., or any Subsidiary or Affiliate of the Borrower or a Related Party shall default under, or fail to perform as requested under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by the Borrower or such other Person and any third party, which default or failure entitles any party to require acceleration or prepayment of any indebtedness thereunder;

         (t) ABFS Mortgage Loan Warehouse Trust 2003-1 shall fail at any time to be party to executed agreements for additional committed senior financing with JPMorgan or other financial institution acceptable to Lender in an amount of not less than $200,000,000 with a "wet" funding sublimit of not less than $40,000,000 and otherwise on terms and conditions acceptable to the Lender;

         (u) An event of default shall have occurred under any Control
Agreement;

         (v) More than 2 servicing agreements, for which any of the Approved Mortgage Originators acts as a servicer (other than the Servicing Agreement, which is addressed in Section 8(f)), are terminated for cause or an event of default.

         Section 9. Remedies Upon Default.

         (a) Upon the occurrence of one or more Events of Default (subject to the expiration of the applicable cure period contained therein) other than those referred to in Section 8(i) or (j), the Lender may immediately declare the principal amount of the Advances then outstanding to be immediately due and payable, together with all interest and other amounts payable hereunder (including amounts payable pursuant to Sections 2.05, and 3.04 hereof) thereon and reasonable fees and out-of-pocket expenses accruing under this Loan Agreement; provided that upon the occurrence of an Event of Default referred to in Sections 8(i) or (j), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower and may thereupon exercise any remedies available to it at law and pursuant to the Loan Documents, including, but not limited to, the transfer of servicing or the liquidation of the Collateral on a servicing released basis.

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         (b) Upon the occurrence of one or more Events of Default, the Lender shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Lender such assignments as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Loan Agreement.

         Section 10. No Duty on Lender's Part. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

         Section 11. Miscellaneous.

         11.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         11.02 Notices. Except as otherwise expressly permitted by this Loan Agreement or expressly provided otherwise in the applicable Loan Document, all notices, requests and other communications provided for herein and under the other Loan Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Loan Agreement and except for notices given under
Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         11.03 Indemnification and Expenses.

         (a) The Borrower shall hold each Lender-Related Party and each Participant (each Lender-Related Party and each Participant) an "Indemnified Party") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the "Indemnified Liabilities") relating to or arising out of this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby. Without limiting the generality of the foregoing, the Borrower agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Indemnified Liabilities with respect to all Mortgage Loans relating to or


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arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation laws with respect to unfair or deceptive lending practices and predatory lending practices, the Truth in Lending Act or the Real Estate Settlement Procedures
Act. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, the Borrower will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party's rights under this Loan Agreement any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Advances are secured by the Collateral, the obligation of the Borrower with respect to each Advance is a recourse obligation of the Borrower. The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Party under this Section 11.03 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Party or any Indemnified Party's breach of this Loan Agreement. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential, or punitive damages.

(b) The Borrower shall pay as and when billed by the Lender all of the Lender Expenses through the Closing Date, including all out-of-pocket costs and expenses incurred by the Lender, its Affiliates, and each Pledgee Lender in connection with the development, preparation and execution of (A) this Loan Agreement and any other Loan Document, to the extent such expenses as of the Closing Date exceed the portion of the Expense Deposit (as defined in the Fee Letter) that is retained by Lender pursuant to the terms of the Fee Letter; and
(B) from and after the Closing Date, any Loan Document, amendment, restatement, supplement, or modification of this Loan Agreement or any other Loan Document. The Borrower shall pay as and when billed by the Lender all Lender Expenses from and after the Closing Date including all of the out-of-pocket costs and expenses incurred by the Lender, any of its Affiliates, and each Pledgee Lender in connection with the consummation and administration of the transactions contemplated hereby and thereby or with respect to the Collateral, including, without limitation, (i) all the reasonable fees, disbursements and expenses of counsel, (ii) search fees and filing and recording fees, (iii) all the due diligence, inspection, testing and review costs and expenses (subject to the last clause of Section 11.16, as applicable), and (iv) those costs and expenses incurred pursuant to Sections 11.03(a), 11.14 and 11.16 hereof. Without limiting the foregoing, Borrower would be required to pay the actual charges paid or incurred by Lender, any of its Affiliates, or any Pledgee Lender for the services of any third-party hired by Lender, any of its Affiliates, or any Pledgee Lender for performing financial audits, appraising the Collateral, or assessing compliance by any Related Party, Trust 2003-1, or the Borrower with the terms, conditions, representations and other provisions of any of the Loan Documents. Notwithstanding the foregoing, so long as no Default or Event of Default has occurred or is continuing, the out-of-pocket costs and expenses incurred by Lender in connection with the monitoring of this credit facility by Lender after the Closing Date for which the Lender may seek reimbursement shall not exceed an amount equal to $75,000 per annum (it being understood that such limitation does not apply to attorneys' fees, any fees or expenses to service the Mortgage Loans, or any fees or expenses related to reunderwriting).

         11.04 Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender and any provision of this Loan Agreement may be waived by the Lender.

         11.05 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.06 Survival. The obligations of the Borrower under Sections 3.03 and
11.03 hereof shall survive the payment of the Obligations and the termination of this Loan Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Advance, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made.

         11.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

         11.08 Counterparts; Telefacsimile Execution. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart. Delivery of an executed counterpart of this Loan Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Loan Agreement. Any party delivering an executed counterpart of this Loan Agreement by telefacsimile also shall deliver an original executed counterpart of this Loan Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Loan Agreement. This Section shall apply to each other Loan Document mutatis mutandis.

         11.09 LOAN AGREEMENT CONSTITUTES SECURITY AGREEMENT; GOVERNING LAW. THIS LOAN AGREEMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS LOAN AGREEMENT), AND SHALL CONSTITUTE A SECURITY AGREEMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE.

         11.10 SUBMISSION TO JURISDICTION; WAIVERS. EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

         (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED;

         (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

         (e) THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO OR IN THE NATURE OF SET-OFF, ABATEMENT, SUSPENSION, RECOUPMENT OR OTHER RIGHT TO WITHHOLD ANY PAYMENT OR PERFORMANCE DUE BY THE BORROWER OR ON ITS BEHALF, TO OR FOR THE BENEFIT OF THE LENDER OR RELATED TO THE COLLATERAL.

         11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         11.12 Acknowledgments. The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement and the other Loan Documents;

         (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

         (c) no joint venture exists among or between the Lender and the Borrower.

         11.13 Hypothecation or Pledge of Collateral. The Lender shall have free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral. Nothing contained in this Loan Agreement shall obligate the Lender to segregate any Collateral delivered to the Lender by the Borrower.

         11.14 Assignments; Participations.

         (a) Assignments.

         (i) The Borrower may assign any of its rights or obligations hereunder only with the prior written consent of the Lender. The Lender may assign or transfer to the Pledgee Lender or any bank or other financial institution that makes or invests in loans or any Affiliate of the Lender all or any of its rights and obligations under this Loan Agreement and the other Loan Documents. The Lender is under no obligation to disclose the identities of the financial institutions to the Company, the Borrower or any other Person. Notwithstanding anything in this Agreement to the contrary, so long as no Default or Event of Default has occurred or is continuing, the Lender shall not assign or transfer its rights and obligations under this Loan Agreement to (a) any of JPMorgan Chase Bank, Bear Stearns & Co., Inc., Credit Suisse First Boston LLC, UBS A.G., Lehman Brothers, Residential Funding Corporation, or Deutsche Bank, or (b) any direct competitor of the Company, without the prior consent of the Company. Subject to the limitations in the prior sentence, the Lender will manage all aspects of any syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when its commitments will be accepted, which institutions will participate, the allocations of the commitments among the financial institutions and the amount and distribution of fees among the financial institutions. The Lender shall have sole discretion in the appointment of, and awarding of titles to, other agents, co-agents, arrangers or bookrunners, and shall determine if any compensation will be paid.

         (ii) To assist the Lender in its syndication efforts, the Borrower shall promptly prepare and provide to the Lender all information with respect to the Company and its affiliates, and the transactions contemplated hereby, including all financial information and projections (the "Projections"), as Lender may reasonably request in connection with such syndication. The Borrower represents and covenants that (a) all information other than the Projections (the "Information") that has been or will be made available to the Lender by the Borrower or any of the Borrower's representatives, is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to the Lender by the Borrower or any of the Borrower's representatives have been or will be prepared in good faith based upon reasonable assumptions. The Borrower understands and agrees that in arranging and syndicating the credit, the Lender and the financial institutions may use and rely on the Information and Projections without independent verification thereof.

         (b) Participations. The Lender may, in accordance with applicable law, at any time sell to one or more lenders or other entities ("Participants") participating interests in any Advance its right to make Advances, or any other interest of the Lender hereunder and under the other Loan Documents. Notwithstanding anything in this Agreement to the contrary, so long as no Default or Event of Default has occurred or is continuing, the Lender shall not sell a participation under this Loan Agreement to (a) any of JPMorgan Chase Bank, Bear Stearns & Co., Inc., Credit Suisse First Boston LLC, UBS A.G., Lehman Brothers, Residential Funding Corporation, or Deutsche Bank, or (b) any direct competitor of the Company, without the prior consent of the Company. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Loan Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, and the other Loan Documents, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Loan Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Loan Agreement and any Advances are due or unpaid, or shall have been declared or shall have become due and payable during the continuance of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Loan Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Loan Agreement; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lender the proceeds thereof. The Lender also agrees that each Participant shall be entitled to the benefits of Sections 2.07 and 11.03 with respect to its participation in the Advances outstanding from time to time; provided, that the Lender and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than the Lender would have been entitled to receive had no such transfer occurred.

         (c) The Lender may furnish any information concerning the Borrower or any Related Party in the possession of such Lender from time to time to assignees and Participants (including prospective assignees and Participants) only after notifying the Borrower in writing and securing signed confidentiality statements (a form of which is attached hereto as Exhibit 11.14(c)) and only for the sole purpose of evaluating participations or assignments, as the case may be, and for no other purpose.

         (d) The Borrower agrees to cooperate with the Lender in connection with any such assignment or participation, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan Documents in order to give effect to such assignment or participation.

         11.15 Servicing.

         (a) The Borrower covenants to maintain or cause the Mortgage Loans to be serviced pursuant to the Servicing Agreement.

         (b) During the period the Servicer is servicing the Mortgage Loans, (i) the Borrower agrees that Lender has a first priority perfected security interest in all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Mortgage Loans (the "Servicing Records"), and (ii) the Borrower grants the Lender a security interest in all servicing fees, the Borrower's rights relating to the Mortgage Loans and all Servicing Records, to secure the obligation of such Approved Mortgage Originator or its designee to service in conformity with this Section and the Servicing Agreement and any other obligations of the Borrower to the Lender. The Borrower covenants to safeguard, such Servicing Records and to deliver them promptly to the Lender or its designee (including the Custodian) at the Lender's request.

         (c) If the Mortgage Loans are serviced by a Subservicer, the Borrower shall provide a copy of the related servicing agreement to the Lender at least three (3) Business Days prior to the applicable Funding Date or the date on which the Subservicer shall begin subservicing the Mortgage Loans, which shall be in the form and substance acceptable to Lender (the "Servicing Agreement") and shall have obtained the written consent of the Lender for such Subservicer to subservice the Mortgage Loans.

         (d) The Borrower agrees that upon the occurrence of an Event of Default, the Lender may terminate ABC in its capacity as servicer and terminate any Servicing Agreement. In addition, the Borrower shall provide to the Lender a letter from the Borrower to the effect that upon the occurrence of an Event of Default, the Lender may terminate any Servicing Agreement and direct that collections with respect to the Mortgage Loans be remitted in accordance with the Lender's instructions. The Borrower agrees to cooperate with the Lender in connection with the transfer of servicing.

         (e) After the Closing Date, until the pledge of any Mortgage Loan is relinquished by the Custodian, the Borrower will have no right to modify or alter the terms of the Mortgage Loan or consent to the modification or alteration of the terms of any Mortgage Loan, and the Borrower will have no obligation or right to repossess any Mortgage Loan or substitute another Mortgage Loan, except as provided in any Custodial Agreement.

         (f) The Borrower shall permit the Lender to inspect upon reasonable prior written notice (which shall be no more than five (5) Business Days' prior notice) at a mutually convenient time, the Borrower's or any Related Party's servicing facilities, as the case may be, for the purpose of satisfying the Lender that the Borrower or such Related Party, as the case may be, has the ability to service the Mortgage Loans as provided in this Loan Agreement. In addition, with respect to any Subservicer which is not a Related Party, the Borrower shall use its best efforts to enable the Lender to inspect the servicing facilities of such Subservicer.

         (g) To the extent that any provision of this Section 11.15 shall be in conflict with the provisions of the Servicing Agreement, the provisions of the Servicing Agreement shall control.

         11.16 Periodic Due Diligence Review. The Borrower acknowledges that the Lender has the right to perform continuing due diligence reviews with respect any or all of the Mortgage Loans or Related Parties, as desired by the Lender from time to time, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Borrower agrees that the Lender or its authorized representatives will be permitted during normal business hours on any business day to examine, inspect, make copies of, and make extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Borrower, the Company or the Custodian. The Borrower also shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, the Borrower acknowledges that the Lender shall make Advances to the Borrower based solely upon the information provided by the Borrower to the Lender in the Mortgage Loan Data Transmission and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right, at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Advance, including, without limitation, ordering new credit reports, new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Lender may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Borrower. In addition, the Lender has the right to perform continuing Due Diligence Reviews of the Borrower and its Affiliates, directors, officers, employees and significant shareholders. The Borrower and Lender further agree that all out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's reunderwriting of Mortgage Loans pursuant to this Section 11.16 shall be paid by the Borrower, provided the amount to be reimbursed does not exceed the costs and expenses which are usual and customary in the mortgage industry for third-party loan reunderwriting firms. Unless an Event of Default has occurred and is continuing, Borrower's obligation to pay Lender the costs or expenses under the immediately preceding sentence of this Section 11.16 shall be limited to no more than four (4) underwritings in any fiscal year.

         11.17 Set-Off. In addition to any rights and remedies of the Lender provided by this Loan Agreement and by law, the Lender shall have the right during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrower. The Lender may set-off cash, the proceeds of the liquidation of any Collateral and all other sums or obligations owed by the Lender or its Affiliates to Borrower against all of Borrower's obligations to the Lender or its Affiliates, whether under this Loan Agreement or under any other agreement between the parties or between Borrower and any affiliate of the Lender, or otherwise, whether or not such obligations are then due, without prejudice to the Lender's or its Affiliate's right to recover any deficiency. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

         11.18 Intent. The parties recognize that each Advance is a "securities contract" as that term is defined in Section 741, and a "forward contract" as defined in Section 1.01, of Title 11 of the United States Code, as amended. It is the intention of the parties that the Borrower constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et. seq., as amended from time to time. The parties further intend that the Borrower be eligible to file under Title 11 of the United States Code.

         11.19 Replacement by Repurchase Agreement. The Borrower hereby acknowledges and agrees that this Loan Agreement may at any time and without any further cost to the Borrower, in the sole discretion of the Lender, be replaced by a repurchase facility with substantially similar terms as those contained in this Loan Agreement. The Borrower hereby agrees to take such action and execute such documents and instruments as is necessary to effectuate such conversion.

         11.20 Entire Agreement. This Loan Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

         11.21 Confidentiality. Each of Lender, the Borrower, Trust 2003-1, the Company, and their Affiliates shall take normal and reasonable precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Loan Agreement and the other Loan Documents which has been identified as such by the Borrower, but may, in any event, make disclosures
(i) in the case of Lender, to the Pledgee Lender or as reasonably required by any participant or assignee in connection with the contemplated assignment of any interest under this Loan Agreement or participations therein, or (ii) as required or requested by any governmental agency or representative thereof or as required pursuant to legal process, or (iii) to its officers, attorneys, accountants, agents, and advisors who are directly involved in the transactions described in this Loan Agreement, or (iv) as required by law, or (v) in connection with litigation involving the Lender, or (vi) in the case of the Borrower, Trust 2003-1, and the Company, to JPMorgan Chase Bank so long as JPMorgan Chase Bank agrees in writing that it shall not disclose any of the terms or substance, directly or indirectly, of this Loan Agreement to any other person, or (vii) to any and all persons, without limitation of any kind, of the federal tax treatment and federal tax structure of the transaction and all materials of any kind (including all written materials related to such tax structure and tax treatment) that are provided to the taxpayer relating to such tax treatment and tax structure. Subsection (vii) of this Section 11.21 is intended to cause the transactions contemplated hereby to not be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 or the Code, and shall be construed in a manner consistent with such purpose. Notwithstanding anything in this Section to the contrary, none of the Borrower, Trust 2003-1, the Company, or any of their Affiliates shall disclose (a) the identities of participants in this transaction, (b) the existence or status of any negotiations, or (c) any pricing information not related to the tax structure or tax aspects of this transaction.

         11.22 Public Announcements. The Lender shall have approval rights with respect to all press releases and other public announcements related to or concerning this Loan Agreement and the other Loan Documents. The approval or non-approval of any press release or other public announcement will not be unreasonably withheld or delayed. Any press release or other public announcement shall not identify any Pledgee Lender without such Pledgee Lender's prior written consent.

         11.23 Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Loan Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of ABFS Warehouse Trust 2003-2, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Borrower, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Loan Agreement or any other related documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                             BORROWER

                             ABFS WAREHOUSE TRUST 2003-2

                             By: WILMINGTON TRUST COMPANY, not in its
                             individual capacity but solely as trustee of ABFS Warehouse Trust 2003-2


                             By:    /s/ Kathleen A. Pedelini
                                    -------------------------------------
                             Name:  Kathleen A. Pedelini
                                    -------------------------------------
                             Title: Financial Services Officer
                                    -------------------------------------

                             Address for Notices:

                             ABFS Warehouse Trust 2003-2
                             c/o Wilmington Trust Company as Owner Trustee Rodney Square North
                             1100 North Market Street
                             Wilmington, DE  19890
                             Attention:  Corporate Trust Administration
                             Telecopier No.: (302) 636-4140
                             Telephone No: (302) 651-1000

                             With a copy to:

                             American Business Credit, Inc., Administrator The Wanamaker Building
                             100 Penn Square East
                             Philadelphia, PA 19107
                             Attention: Steve Giroux, Esq., General Counsel Telecopier number: (215) 940-3299
                             Telephone number: (215) 940-4000


             [SIGNATURE PAGE TO MASTER LOAN AND SECURITY AGREEMENT]

                                LENDER

                                CHRYSALIS WAREHOUSE FUNDING, LLC

                                By:    /s/ Paul Halpern
                                       ---------------------------------
                                Name:  Paul Halpern
                                       ----------------------------------
                                Title: President
                                       ----------------------------------

                                Address for Notices:

                                c/o  Chrysalis Management Group
                                The Belgravia Building
                                1811 Chestnut Street, 7th Floor
                                Philadelphia, Pennsylvania  19103
                                Telecopier No.: (215) 717-2272
                                Attention: Paul Halpern

                                With a copy to:


                                Paul Hastings Janofsky & Walker LLP
                                515 South Flower Street, 25th Floor
                                Los Angeles, CA 90071
                                Telecopier No.: (213) 627-0705
                                Attention: Hydee R. Feldstein







             [SIGNATURE PAGE TO MASTER LOAN AND SECURITY AGREEMENT]

                                  Schedule A-1


                          Approved Mortgage Originators

1. American Business Credit, Inc.

2. HomeAmerican Credit, Inc. dba Upland Mortgage Inc.

3. American Business Mortgage Services, Inc.

                                  Schedule A-2

                          Approved Mortgage Purchasers

1. American Business Credit, Inc.

2. HomeAmerican Credit, Inc. dba Upland Mortgage Inc.

3. American Business Mortgage Services, Inc

                                                               EXECUTION VERSION

                                  Schedule R-1

                Representations and Warranties re: Mortgage Loans

                             Eligible Mortgage Loans

         As to each Mortgage Loan that forms part of the Collateral hereunder (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), the Borrower shall be deemed to make the following representations and warranties to the Lender throughout the term of this Loan Agreement:

              (a) The information set forth in each Mortgage Loan Data Transmission with respect to the Mortgage Loan is complete, true and correct;

              (b) The information provided by the Borrower or any Related Party in connection with a Mortgage Loan will be true and correct in all material respects on the date or dates when such information is furnished;

              (c) Each Mortgage is a valid and enforceable first or second lien on a fee simple (or its equivalent under applicable state law) estate in the real property securing the amount owed by the Mortgagor under the Mortgage Note subject only to Permitted Liens;

              (d) The Borrower has good title to, and is the sole owner of each Mortgage Loan, free of any interest, including, without limitation, any and all liens, charges or security interests of any nature of any other Person (other than the Lender), and the Borrower has granted a valid and enforceable first priority security interest in each Mortgage Loan to the Lender, which security interest is perfected. Furthermore, immediately prior to the grant of the aforementioned security interest to Lender, neither the Mortgage Loan nor any of the Mortgage Loan Documents were subject to any liens, charges or security interests of any nature of any other Person;

              (e) At origination, no Mortgage Loan had an original term to maturity of greater than 360 months;

              (f) There is no mechanics' lien or claim for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in (bb) below;

              (g) There is no delinquent tax or assessment lien against any Mortgaged Property;

              (h) Such Mortgage Loan, the Mortgage, and the Mortgage Note, including, without limitation, the obligation of the Mortgagor to pay the unpaid principal of and interest on the Mortgage Note, are each not subject to any right of rescission (or any such rescission right has expired in accordance with applicable law), set-off, counterclaim, or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim, or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto;

              (i) The Mortgaged Property is free of any material damage and is in generally good repair, and there is no pending or threatened proceeding for the total or partial condemnation of the Mortgaged Property;

              (j) Neither the Company, the Borrower, or any Related Party has received a notice of default of any mortgage loan secured by the Mortgaged Property which has not been cured by a party;

              (k) Each Mortgage Note and Mortgage are in substantially the forms previously provided to the Lender on behalf of the Borrower;

              (l) No Mortgage Loan had, at the date of origination, a Combined LTV in excess of 100.00%;

              (m) [reserved];

              (n) The Mortgage Loans were (i) originated by an Approved Mortgage Originator in the normal course of its business or purchased by an Approved Mortgage Purchaser pursuant to an Approved Purchase Agreement, (ii) not selected by any Approved Mortgage Purchaser for sale to the borrower under an Approved Purchase Agreement on any basis adverse to the Borrower relative to the portfolio of similar mortgage loans of the Approved Mortgage Purchaser, and
(iii) prior to the Closing Date, serviced by the Approved Mortgage Originator or an Affiliate thereof in accordance with Accepted Servicing Practices;

              (o) With respect to such Mortgage Loan where a material portion of the estate of the related Borrower is a leasehold estate, the cost of the leasehold expense has been factored into the debt-to-income calculations with respect to the related Mortgagor and the maturity date of the ground lease is later than the maturity date of the Mortgage Loan. In addition, the aforementioned ground lease is prior to any mortgage or other lien upon the related fee interest and the landlord under the ground lease has not entered into any agreement to subordinate the ground lease to future mortgages or liens on the fee interest;

              (p) Each Mortgage and related Mortgage Note contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage. The Mortgage contains customary and enforceable provisions for the acceleration of the payment of the principal balance of such Mortgage Loan in the event all or any part of the related Mortgaged Property is sold or otherwise transferred without the prior written consent of the holder thereof;

              (q) The proceeds of such Mortgage Loan have been fully disbursed, including reserves set aside by the Approved Mortgage Originator, and there is no requirement for, and neither the Borrower, the Company, or any Related Party shall make any, future advances thereunder. Any future advances made prior to the applicable Funding Date have been consolidated with the principal balance secured by the Mortgage, and such principal balance, as consolidated, bears a single interest rate and single repayment term reflected on the applicable Mortgage Loan Data Transmission. The principal balance of the Mortgage Loan as of the applicable Funding Date does not exceed the original principal amount of such Mortgage Loan. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or recording such Mortgage Loan have been paid;

              (r) All Mortgage Loans were originated in compliance with the Approved Underwriting Guidelines;

              (s) Since origination, the terms of the Mortgage and the Mortgage Note have not been impaired, waived, altered, or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the mortgagee and which has been delivered to the Custodian. The substance of any such alteration or modification will be reflected on the applicable Mortgage Loan Data Transmission and, to the extent necessary, has been or will be approved by (i) the insurer under the applicable mortgage title insurance policy, and (ii) the insurer under any other insurance policy required hereunder for such Mortgage Loan where such insurance policy requires approval and the failure to procure approval would impair coverage under such policy;

              (t) No instrument of release, waiver, alteration or modification has been executed in connection with such Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the insurer under any insurance policy required hereunder for such Mortgage Loan where such policy requires approval and the failure to procure approval would impair coverage under such policy, and which is part of the mortgage file and has been delivered to the Custodian, and the terms of which are reflected in the applicable Mortgage Loan Data Transmission;

              (u) Except as disclosed in the applicable Mortgage Loan Data Transmission, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration, and neither the Approved Mortgage Originator nor the Borrower has waived any such default, breach, violation or event of acceleration. All taxes, governmental assessments (including assessments payable in future installments), insurance premiums, water, sewer, and municipal charges, leaseholder payments or ground rents which previously became due and owing in respect of or affecting the related Mortgaged Property have been paid. Neither the Approved Mortgage Originator nor the Borrower has advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage or the Mortgage Note;

              (v) All of the improvements which were included for the purposes of determining the Appraised Value of the Mortgaged Property were completed prior to or at the time that such Mortgage Loan was originated and lie wholly within the boundaries and building restriction lines of such Mortgaged Property. No improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (including all such improvements which were included for the purpose of determining such Appraised Value) and, with respect to the use and occupancy of the same, including, but not limited, to certificates of occupancy and fire underwriter's certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law. In addition, each Mortgaged Property (i) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (ii) is served by public utilities, water and sewer (or septic facilities), and (iii) has parking as required under applicable law;

              (w) There do not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can be reasonably expected to cause such Mortgage Loan to become delinquent or adversely affect the value or marketability of such Mortgage Loan, other than any such circumstances or conditions expressly permitted under the Approved Underwriting Guidelines;

              (x) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, (D) not doing business in such state, or (E) not required to qualify to do business in such state;

              (y) The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and convey the estate therein purported to be conveyed, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties or pursuant to a valid power-of-attorney that has been recorded with the Mortgage;

              (z) The sales, transfers and conveyances of the Mortgage Note and the Mortgage as and in the manner contemplated by the Asset Purchase Agreements, and this Loan Agreement (the "Prior Conveyance Agreements") are sufficient (i) to fully transfer to the Borrower all right, title and interest of the Company thereto as note holder and mortgagee, and (ii) to the extent that the Company retains an interest in such Mortgage Note or Mortgage despite such sale, transfer and conveyance, to grant to Trust 2003-1 and to the Borrower the security interest referred to in the prior Conveyance Agreements hereof and thereafter, and to pledge the interest of the Borrower to the Lender. The Mortgage has been duly assigned by the Approved Mortgage Originator to Trust 2003-1 and by Trust 2003-1 to the Lender, and the Mortgage Note has been duly endorsed as required under the terms of this Agreement. The Assignment of Mortgage delivered pursuant to Section 2(a) and Annex 14 of the Custodial Agreement is in recordable form and is acceptable for recording under the laws of the applicable jurisdiction. The endorsement of the Mortgage Note, the delivery to the Custodian, on behalf of the Lender, of the endorsed Mortgage Note, and such Assignment of Mortgage, and the delivery of such Assignment of Mortgage to the Custodian are sufficient to permit the Lender to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Borrower, the Related Parties or the Approved Mortgage Originator, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgage Note and Mortgage by the Borrower, the Related Parties or the Approved Mortgage Originator from being enforceable, even if the Lender does not record such Assignment of Mortgage in the applicable recording office. After the transfer pursuant to Section 4.01 hereof, the Lender shall have a first priority perfected security interest in the Mortgage Loans;

              (aa) Any and all requirements of any federal, state, or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending or disclosure laws applicable to such Mortgage Loan have been complied with, and the Subservicer shall maintain in its possession, available for the Lender's inspection, and shall deliver to the Lender or its designee upon demand, evidence of compliance with all such requirements. The consummation of the transactions contemplated by this Loan Agreement will not cause the violation of any such laws;

              (bb) Such Mortgage Loan is covered by an ALTA mortgage title insurance policy or such other generally used and acceptable form of policy, issued by and the valid and binding obligation of a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Borrower, the Company, and the Related Parties, and its successors and assigns, as to the first or second priority lien, as applicable, of the Mortgage in the original principal amount of such Mortgage Loan. The assignment to the Lender of the Borrower's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer. Such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Lender upon the consummation of the transactions contemplated by this Loan Agreement. No claims have been made under such mortgage title insurance policy and none of the Company, the Borrower, or any Related Party, or any prior holder of the Mortgage has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

              (cc) All improvements upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage, and such other hazards as are customary in the area where the Mortgaged Property is located, including, without limitation, earthquake hazards, pursuant to insurance policies conforming to the requirements of the Accepted Servicing Practices and consistent with the Approved Underwriting Guidelines. If the Mortgaged Property at origination was located in an area identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), such Mortgaged Property was covered by flood insurance at origination. Each individual insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Borrower upon the consummation of the transactions contemplated by this Loan Agreement, and contain a standard mortgage clause naming the originator of such Mortgage Loan, and its successors and assigns, as mortgagee and loss payee. All premiums thereon have been paid. In addition each insurance policy requires prior notice to the insured of termination or cancellation and no such notice has been received. The Mortgage obligates the Mortgagor to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor, and none of the Company, the Borrower, the Related Parties, or any prior holder of the Mortgage has acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect, and enforceability thereof;

              (dd) If the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by Borrower or any other Person to any trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

              (ee) The Mortgaged Property consists of one or more parcels of real property separately assessed for tax purposes. To the extent there is erected thereon a detached or an attached one-family residence or a detached two-to-six-family dwelling, or an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development, or a commercial property, a manufactured home, or a mixed use or multiple purpose property, such residence, dwelling or unit is not (i) a unit in a cooperative apartment, (ii) a property constituting part of a syndication, (iii) a time share unit, (iv) a property held in trust, (v) a mobile home, (vi) a log-constructed home, or (vii) a recreational vehicle;

              (ff) There exist no material deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made or which the Borrower expects not to be cured, and no escrow deposits or payments of other charges or payments due the mortgagee have been capitalized under the Mortgage or the Mortgage Note. All escrow deposits and similar payments required pursuant to the Mortgage Loans are in the Escrow Account;

              (gg) Such Mortgage Loan was not originated at a below market interest rate. Such Mortgage Loan does not have a shared appreciation feature, or other contingent interest feature, or negative amortization;

              (hh) The origination and collection practices used by the Borrower and the Servicer with respect to such Mortgage Loan have been in all respects legal, proper, prudent, and customary in the mortgage origination and servicing business with respect to mortgage loans similar to the Mortgage Loans. No fraudulent acts were committed by the Company, the Borrower, any Related Party, or the Servicer in connection with or related to the origination, servicing or collection of each Mortgage Loan;

              (ii) The Mortgagor has, to the extent required by applicable law, executed a statement to the effect that the Mortgagor has received all disclosure materials, if any, required by applicable law with respect to the making of fixed-rate mortgage loans. The Servicer has maintained or caused to be maintained such statement in the Servicing File;

              (jj) All amounts received by the Approved Mortgage Originators with respect to such Mortgage Loan after the applicable Cut-Off Date and required to be deposited in the Collection Account have been so deposited in the Collection Account and are, as of the Closing Date, or will be as of the Funding Date, as applicable, in the Collection Account;

              (kk) The appraisal report with respect to the Mortgaged Property contained in the Servicing File was signed prior to the approval of the application for such Mortgage Loan by a qualified appraiser, duly appointed by the originator of such Mortgage Loan, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof and whose compensation is not affected by the approval or disapproval of such application;

              (ll) Except as disclosed in the related Mortgage Loan Data Transmission, the Mortgagor represented at the time of origination that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

              (mm) There has been no governmental or regulatory action or third party claim made, instituted or threatened in writing with respect to the Mortgaged Property relating to a violation of any applicable federal, state or local environmental law, statute, ordinance, regulation, order, decree or standard;

              (nn) Each Mortgage Loan is eligible to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code assuming a REMIC election were to be made and an Eligible Mortgage Loan;

              (oo) With respect to Second Lien Mortgage Loans:

              (i) the Mortgagor has not received notice from the holder of the prior mortgage that such prior mortgage is in default;

              (ii) no consent from the holder of the prior mortgage is needed for the creation of the second lien Mortgage or, if required, has been obtained and is in the related Servicing File;

              (iii) if the prior mortgage has a negative amortization, the Combined LTV was determined using the maximum loan amount of such prior mortgage; and

              (iv) the related first mortgage loan encumbering the related Mortgaged Property does not have a mandatory future advance provision.

              (pp) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

              (qq) Each Mortgaged Property is in compliance with all environmental laws, ordinances, rules, regulations and orders of federal, state or governmental authorities relating thereto. No hazardous material has been or is incorporated in, stored on or under (other than properly stored materials used for reasonable residential purposes), released from, treated on, transported to or from, or disposed of on or from, any Mortgaged Property such that, under applicable law (A) any such hazardous material would be required to be eliminated before the Mortgaged Property could be altered, renovated, demolished or transferred, or (B) the owner of the Mortgaged Property, or the holder of a security interest therein, could be subjected to liability for the removal of such hazardous material or the elimination of the hazard created thereby. Neither Borrower, the Company nor any Related Party has received notification from any federal, state or other governmental authority relating to any hazardous materials on or affecting the Mortgaged Property or to any potential or known liability under any environmental law arising from the ownership or operation of the Mortgaged Property. For the purposes of this subsection, the term "hazardous materials" shall include, without limitation, gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, lead, lead-based paint and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, CERCLA, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and any regulations promulgated pursuant thereto;

              (rr) No Mortgage Loan is a loan the proceeds of which was to be used for business purposes, except for those indicated by code in the Mortgage Loan Data Transmission;

              (ss) No Mortgage Loan has been made to limited or no documentation borrowers unless such Mortgage Loan conforms to a limited documentation program identified in the Approved Underwriting Guidelines;

              (tt) No Mortgage Loan is cross-collateralized or cross-defaulted except as has been disclosed to and approved by Lender in writing;

              (uu) No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended ("HOEPA"), (b) a "high cost" mortgage loan, "covered" mortgage loan or "predatory" mortgage loan or any other comparable term, no matter how defined, under any federal, state or local law, or (c) subject to any comparable federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361 or any other statute or regulation providing assignee liability to holders of such mortgage loans. The total combined points and fees charged in connection with the origination of the Mortgage Loan does not exceed 8% of the original principal balance of the Mortgage Loan;

              (vv) No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor's ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan;

              (ww) The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

              (xx) The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects and each prepayment charge is permissible, enforceable and collectable under applicable federal and state law;

              (yy) No Mortgage Loan secured by a mortgaged property located in the State of Georgia was originated prior to March 7, 2003;

              (zz) Each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a pass-through transfer without unreasonable credit enhancement;

              (aaa) All points, fees and charges related to each Mortgage Loan (whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan) were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. No Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of the related Mortgage Loan;

              (bbb) Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a prepayment penalty. For any Mortgage Loan originated prior to October 1, 2002 that is subject to a prepayment penalty, such prepayment penalty does not extend beyond five years after the date of origination. For any Mortgage Loan originated on or following October 1, 2002 that is subject to a prepayment penalty, such prepayment penalty does not extend beyond three years after the date of origination. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, each Approved Mortgage Originator shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the loan payments;

              (ccc) Each Approved Mortgage Originator has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, as amended (collectively, the "Anti-Money Laundering Laws"); the Approved Mortgage Originator has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

              (ddd) No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor's principal dwelling. No Mortgage Loan is a "High Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"). Each Mortgage Loan that is a "Home Loan" under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

              (eee) No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator;

              (fff) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

              (ggg) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

              (hhh) With respect to any Mortgage Loan which is secured by manufactured housing, such Mortgage Loan satisfies the requirements for inclusion in residential mortgage backed securities transactions rated by Standard & Poor's Ratings Services;

              (iii) Each Mortgage File delivered to the Custodian pursuant to the terms hereof is complete in all material respects; and

              (jjj) No proceeds from any Mortgage Loan were used to finance single-premium credit life insurance.

                                TABLE OF CONTENTS
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
Section 1.        Definitions and Accounting Matters.............................................................1

         1.01     Certain Defined Terms..........................................................................1

         1.02     Accounting Terms and Determinations...........................................................23

         1.03     Uniform Commercial Code.......................................................................23

         1.04     Construction..................................................................................23

Section 2.        Advances, Evidence of Debt and Prepayments....................................................23

         2.01     Advances......................................................................................23

         2.02     Evidence of Debt..............................................................................24

         2.03     Procedure for Borrowing.......................................................................24

         2.04     Limitation on Types of Advances; Illegality...................................................25

         2.05     Repayment of Advances; Interest...............................................................26

         2.06     Mandatory Prepayment or Pledge................................................................26

         2.07     Optional Prepayments..........................................................................26

         2.08     Requirements of Law...........................................................................27

         2.09     Purpose of Advances...........................................................................28

Section 3.        Payments; Computations; Taxes.................................................................28

         3.01     Payments......................................................................................28

         3.02     Computations..................................................................................29

         3.03     U.S. Taxes....................................................................................29

         3.04     Fees..........................................................................................30

Section 4.        Collateral Security...........................................................................32

         4.01     Collateral; Security Interest.................................................................32

         4.02     Further Documentation.........................................................................33

         4.03     Changes in Locations, Name, etc...............................................................33

         4.04     Lender's Appointment as Attorney-in-Fact......................................................34

         4.05     Performance by Lender of Borrower's Obligations...............................................35

         4.06     Proceeds......................................................................................35

         4.07     Remedies......................................................................................35

         4.08     Limitation on Duties Regarding Preservation of Collateral.....................................37

         4.09     Powers Coupled with an Interest...............................................................37

         4.10     Release of Security Interest..................................................................37

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                                TABLE OF CONTENTS
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
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Section 5.        Conditions Precedent and Subsequent...........................................................37

         5.01     Conditions Precedent to Initial Advance.......................................................37

         5.02     Conditions Precedent to Initial and Subsequent Advances.......................................42

         5.03     Conditions Subsequent to Initial Advance .....................................................43

Section 6.        Representations and Warranties................................................................43

         6.01     Existence.....................................................................................43

         6.02     Financial Condition...........................................................................43

         6.03     Litigation....................................................................................44

         6.04     No Breach.....................................................................................44

         6.05     Action........................................................................................44

         6.06     Approvals.....................................................................................44

         6.07     Margin Regulations............................................................................44

         6.08     Taxes.........................................................................................45

         6.09     Investment Company Act........................................................................45

         6.10     No Legal Bar..................................................................................45

         6.11     No Default....................................................................................45

         6.12     Collateral; Collateral Security...............................................................45

         6.13     Chief Executive/Operating Offices.............................................................46

         6.14     Location of Books and Records.................................................................46

         6.15     True and Complete Disclosure..................................................................46

         6.16     Liquidity.....................................................................................46

         6.17     ERISA.........................................................................................46

         6.18     No Lender Licenses............................................................................47

         6.19     Approved Mortgage Originators Licenses........................................................47

         6.20     True Sales....................................................................................47

         6.21     No Burdensome Restrictions....................................................................47

         6.22     Subsidiaries..................................................................................47

         6.23     Origination and Acquisition of Mortgage Loans.................................................48

         6.24     No Adverse Selection..........................................................................48

         6.25     Borrower Solvent; Fraudulent Conveyance.......................................................48

         6.26     Sold IOS......................................................................................48

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Section 7.        Covenants of the Borrower.....................................................................48

         7.01     Financial Statements..........................................................................48

         7.02     Litigation....................................................................................50

         7.03     Existence, Etc................................................................................51

         7.04     Prohibition of Fundamental Changes............................................................51

         7.05     Borrowing Base Deficiency.....................................................................52

         7.06     Notices.......................................................................................52

         7.07     Servicing.....................................................................................52

         7.08     Public Disclosure.............................................................................52

         7.09     Underwriting Guidelines.......................................................................52

         7.10     Lines of Business.............................................................................53

         7.11     Transactions with Affiliates..................................................................53

         7.12     Use of Proceeds...............................................................................53

         7.13     Limitation on Liens...........................................................................53

         7.14     Limitation on Sale of Assets..................................................................53

         7.15     Limitation on Distributions...................................................................53

         7.16     Restricted Payments...........................................................................54

         7.17     Information from Approved Mortgage Originators and Servicing Transmission.....................54

         7.18     No Amendment or Waiver........................................................................54

         7.19     Maintenance of Property; Insurance............................................................54

         7.20     Further Identification of Collateral..........................................................54

         7.21     Mortgage Loan Determined to be Defective......................................................54

         7.22     Interest Rate Protection Agreements...........................................................55

         7.23     Certificate of a Responsible Officer of the Borrower..........................................55

         7.24     Alternative Collateral........................................................................55

         7.25     Maintenance of Separateness...................................................................55

         7.26     ERISA.........................................................................................55

         7.27     Minimum Cash Equivalents......................................................................56

         7.28     Hedging.......................................................................................56

         7.29     Other Indebtedness............................................................................56

         7.30     Opinions......................................................................................56

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Section 8.        Events of Default.............................................................................56

Section 9.        Remedies Upon Default.........................................................................60

Section 10.       No Duty on Lender's Part......................................................................61

Section 11.       Miscellaneous.................................................................................61

        11.01     Waiver........................................................................................61

        11.02     Notices.......................................................................................61

        11.03     Indemnification and Expenses..................................................................61

        11.04     Amendments....................................................................................63

        11.05     Successors and Assigns........................................................................63

        11.06     Survival......................................................................................63

        11.07     Captions......................................................................................63

        11.08     Counterparts; Telefacsimile Execution.........................................................63

        11.09     LOAN AGREEMENT CONSTITUTES SECURITY AGREEMENT; GOVERNING LAW..................................63

        11.10     SUBMISSION TO JURISDICTION; WAIVERS...........................................................64

        11.11     WAIVER OF JURY TRIAL..........................................................................64

        11.12     Acknowledgments...............................................................................64

        11.13     Hypothecation or Pledge of Collateral.........................................................65

        11.14     Assignments; Participations...................................................................65

        11.15     Servicing.....................................................................................67

        11.16     Periodic Due Diligence Review.................................................................68

        11.17     Set-Off.......................................................................................69

        11.18     Intent........................................................................................69

        11.19     Replacement by Repurchase Agreement...........................................................69

        11.20     Entire Agreement..............................................................................69

        11.21     Confidentiality...............................................................................69

        11.22     Public Announcements..........................................................................70

        11.23     Limitation of Liability of Owner Trustee......................................................70

SCHEDULES

Schedule A-1               Approved Mortgage Originators

Schedule A-2               Approved Mortgage Purchasers

Schedule A-3               Approved Underwriting Guidelines

Schedule I-1               IOS

Schedule R-1               Representations and Warranties re: Mortgage Loans

Schedule 5.03              Conditions Subsequent

Schedule 6.03              Litigation

Schedule 6.12(d)           Collateral; Collateral Security

Schedule 6.13              Chief Operating Office

Schedule 6.19              Relevant States

Schedule 6.22              Subsidiaries


EXHIBITS

Exhibit B                  Notice of Borrowing and Pledge (and Schedule I to
                           Notice of Borrowing and Pledge)

Exhibit M                  Required Fields for Mortgage Loan Data Transmission

Exhibit S                  Required Fields for Servicing Transmission

Exhibit 11.14(C)           Form of Confidentiality Agreement

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